EXHIBIT 2.2

TELECOM ITALIA S.p.A.

INTERIM FINANCIAL STATEMENTS AT

SEPTEMBER 30, 2004

BALANCE SHEETS

ASSETS	September 30, 2004		December 31, 2003
(in euro)
RECEIVABLES FROM SHAREHOLDERS FOR CAPITAL CONTRIBUTIONS				—

INTANGIBLES, FIXED ASSETS AND LONG-TERM INVESTMENTS

- INTANGIBLE ASSETS
Start-up and expansion costs		14,380,062		23,008,099
Industrial patents and intellectual property rights		1,172,266,452		882,699,375
Concessions, licenses, trademarks and similar rights		781,832		850,025
Goodwill		944,333		1,144,583
Work in progress and advances to suppliers		390,789,143		477,639,011
Other intangibles		156,981,657		99,238,269

TOTAL INTANGIBLE ASSETS		1,736,143,480		1,484,579,362

- FIXED ASSETS
Land and buildings		1,126,560,324		1,106,851,118
Plant and machinery		9,386,824,709		10,050,719,281
Manufacturing and distribution equipment		12,837,708		10,048,945
Other fixed assets		43,960,946		48,846,328
Construction in progress and advances to suppliers		487,972,759		626,257,125

TOTAL FIXED ASSETS		11,058,156,447		11,842,722,798

- LONG-TERM INVESTMENTS
Equity investments in
subsidiaries		32,452,610,762		34,188,394,538
affiliated companies		354,385,465		450,394,506
other companies		203,989,644		220,159,093

Total equity investments		33,010,985,870		34,858,948,137
Advances on future capital contributions		1,518,944,440		136,237,932
Accounts receivable	(*)		(*)
subsidiaries		71,380,205	2,890,502	67,097,561
affiliated companies	6,536,092	43,005,257	95,535	54,489,396
other receivables	18,193,207	103,705,571	68,613,790	157,428,512

Total accounts receivable	24,729,299	218,091,033	71,599,827	279,015,468

Treasury stock (total par value euro 700 thousand at 9/30/2004)		2,298,156		2,298,156

TOTAL LONG-TERM INVESTMENTS		34,750,319,499		35,276,499,693

TOTAL INTANGIBLES, FIXED ASSETS AND LONG-TERM INVESTMENTS		47,544,619,426		48,603,801,852

CURRENT ASSETS

- INVENTORIES
Contract work in process		32,885,410		23,341,218
Finished goods and merchandise merchandise		107,297,779		65,194,154

TOTAL INVENTORIES		140,183,188		88,535,372

- ACCOUNTS RECEIVABLE	(* *)		(* *)
Trade accounts receivable		3,422,563,556		3,703,449,847
Accounts receivable from subsidiaries		1,921,885,667		3,075,289,042
Accounts receivable from affiliated companies		103,405,375		96,774,507
Taxes receivable		44,826,048		1,362,329,226
Deferred tax assets	2,055,138,575	2,845,094,308	2,055,138,575	3,229,915,964
Other receivables due from
Government and other public entities for grants and subsidies		25,889,157		30,748,076
other receivables		597,277,286		807,653,267

Total other receivables		623,166,443		838,401,344

TOTAL ACCOUNTS RECEIVABLE		8,960,941,398		12,306,159,930

- SHORT-TERM FINANCIAL ASSETS
Equity investments in subsidiaries		166,933,854		166,190,144
Other equity investments		8,800		21,314
Other securities		7,495,610		16,178,765

TOTAL SHORT-TERM FINANCIAL ASSETS		174,438,265		182,390,223

- LIQUID ASSETS
Bank and postal accounts		775,813,849		204,634,612
Checks		40,255		47,595
Cash and valuables on hand		602,480		568,855

TOTAL LIQUID ASSETS		776,456,584		205,251,062

TOTAL CURRENT ASSETS		10,052,019,434		12,782,336,589

ACCRUED INCOME AND PREPAID EXPENSES
Issue discounts and similar charges		115,444,954		110,621,576
Accrued income and other prepaid expenses		431,590,754		453,188,766

TOTAL ACCRUED INCOME AND PREPARED EXPENSES		547,035,708		563,810,342

TOTAL ASSETS		58,143,674,568		61,949,948,783

(*)	Amounts due within 12 months
(* *)	Amounts due beyond 12 months

LIABILITIES AND SHAREHOLDERS EQUITY	September 30, 2004		December 31, 2003
(in euro)
SHAREHOLDERS’ EQUITY
- SHARE CAPITAL		8,857,834,072		8,853,990,645
- ADDITIONAL PAID-IN CAPITAL		98,943,353		88,376,636
- RESERVES FOR INFLATION ADJUSTMENTS - Law No. 413, 12/30/1991		1,128,827		—
- LEGAL RESERVE		1,834,686,976		1,834,686,976
- RESERVE FOR TREASURY STOCK IN PORTFOLIO		2,298,156		2,298,156
- MISCELLANEOUS RESERVES
. Reserve Law No. 488/9192		142,365,063		118,677,664
. Reserve L.D. No. 124/1993, ex art. 13		185,808		185,808
. Reserve D.P.R. No. 917/1986, ex art. 74		5,749,710		5,749,710
. Reserve for capital grants		507,937,032		498,701,503
. Miscellaneous reserves		119,012,282		119,012,282
. Merger surplus reserve		2,188,528,994		2,188,528,994
TOTAL MISCELLANEOUS RESERVES		2,963,778,889		2,930,855,961
- RETAINED EARNINGS		881,028,354		—
- NET INCOME		893,615,508		2,645,902,665

TOTAL SHAREHOLDERS’ EQUITY		15,533,314,135		16,356,111,039

RESERVES FOR RISKS AND CHARGES
Reserve for taxes and reserve for deferred taxes		130,864,595		119,410,092
Other reserves		628,284,150		657,917,133

TOTAL RESERVES FOR RISKS AND CHARGES		759,148,745		777,327,225

RESERVE FOR EMPLOYEE TERMINATION INDEMNITIES		1,035,429,431		972,412,757

LIABILITIES	(* *)		(* *)
Debentures	12,660,489,054	12,660,489,054	8,264,982,800	9,764,982,800
Convertible debentures	2,827,903,552	2,827,903,552	2,829,005,585	4,159,569,459
Due to banks	298,617,539	887,379,907	286,787,391	1,191,093,982
Due to other lenders	373,449,579	665,308,152	462,538,177	781,884,860
Advances		28,603,390		22,723,406
Trade accounts payable		1,390,027,240		1,929,794,121
Accounts payable to subsidiaries	12,979,857,370	18,002,784,906	9,071,133,778	20,543,520,078
Accounts payable to affiliated companies	764	95,687,867		84,770,489
Taxes payable		624,095,506		379,080,287
Contributions to pension and social security institutions	466,543,787	574,589,514	466,543,787	626,768,912
Other liabilities	441,373	1,362,979,312	441,373	1,911,283,963

TOTAL LIABILITIES	29,607,303,018	39,119,848,400	21,381,432,892	41,395,472,357

ACCRUED EXPENSES AND DEFERRED INCOME		1,695,933,856		2,448,625,405

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY		58,143,674,568		61,949,948,783

(* *)	Amounts due beyond 12 months

MEMORANDUM ACCOUNTS

(in euro)	September 30, 2004	December 31, 2003
GUARANTEES PROVIDED
Sureties
on behalf of subsidiaries	24,522,456,332	29,654,575,978
on behalf of affiliated companies	145,542,631	106,450,253
on behalf of others	127,191,366	153,080,279

TOTAL GUARANTEES PROVIDED	24,795,190,330	29,914,106,510

COLLATERAL PROVIDED	—	—

PURCHASES AND SALES COMMITMENTS	107,383,303	159,844,095

OTHER MEMORANDUM ACCOUNTS	13,943,138	18,549,141

TOTAL MEMORANDUM ACCOUNTS	24,916,516,771	30,092,499,746

STATEMENTS OF INCOME

(in euro)	9 months to September 30, 2004	9 months to September 30, 2003
PRODUCTION VALUE
Sales and service revenues	11,793,168,540	11,872,225,646
Changes in inventory of contract work in process	9,544,192	5,649,798
Increases in capitalized internal construction costs	55,642,562	40,360,158
Other revenues and income
operating grants	2,665,810	7,660,921
other	128,242,247	151,542,073

Total other revenues and income	130,908,057	159,202,994

TOTAL PRODUCTION VALUE	11,989,263,350	12,077,438,595

PRODUCTION COSTS
Raw materials, supplies and merchandise	339,488,147	242,372,638
Services	3,825,376,273	3,844,030,870
Use of property not owned	444,939,708	532,718,016
Personnel costs
wages and salaries	1,258,785,266	1,303,137,889
social security contributions	401,739,890	415,688,926
termination indemnities	98,373,573	101,848,910
other costs	29,979,083	32,154,514

Total personnel costs	1,788,877,812	1,852,830,238

Amortization, depreciation and writedowns
amortization of intangible assets	426,637,083	417,130,877
depreciation of fixed assets	1,576,640,939	1,691,810,675
writedowns of receivables included in current assets and liquid assets	58,378,971	115,092,771

Total amortization, depreciation and writedowns	2,061,656,992	2,224,034,323

Changes in inventory of raw materials, supplies and merchandise	(42,103,624)	(29,418,263)
Provisions for risks	24,928,671	12,311,997
Miscellaneous operating costs
losses on disposals of assets	15,938,426	9,578,329
TLC operating fees	17,359,591	16,003,662
other miscellaneous costs	256,713,934	203,702,172

Total miscellaneous operating costs	290,011,951	229,284,162

TOTAL PRODUCTION COSTS	(8,733,175,930)	(8,908,163,982)

OPERATING INCOME	3,256,087,420	3,169,274,614

FINANCIAL INCOME AND EXPENSE
Income from equity investments
dividends from subsidiaries	9,804,136	597,929,458
dividends from affiliated companies
dividends from other companies	2,321,999	3,128,449
other income from equity investments	4,338,123	79,216,380

Total income from equity investments	16,464,258	680,274,287

Other financial income from accounts receivable included in long-term investments
subsidiaries	2,784,382	2,563,024
affiliated companies	1,577,459	4,843,697
other	5,355,241	5,531,002

Total from accounts receivable included in long-term investments	9,717,082	12,937,723

securities, other than equity investments, included in long-term investments	240,725	1,642,385
other income
interest and fees from subsidiaries	23,781,608	22,562,732
interest and fees from affiliated companies	47,631	355,307
interest and fees from others and miscellaneous income	120,750,355	40,267,853

Total other income	144,579,594	63,185,891

Total other financial income	154,537,401	77,765,999

Interest and other financial expense
interest and fees paid to subsidiaries	566,296,197	657,199,262
interest and fees paid to affiliated companies	166,660	254,211
interest and fees paid to others and miscellaneous expense	881,004,217	1,384,820,146

Total interest and other financial expense	(1,447,467,074)	(2,042,273,619)

Foreign exchange gains and losses	(426,521)	4,896,816

TOTAL FINANCIAL INCOME AND EXPENSE	(1,276,891,935)	(1,279,336,516)

STATEMENTS OF INCOME—(Continued)

(in euro)	9 months to September 30, 2004	9 months to September 30, 2003
VALUE ADJUSTMENTS TO FINANCIAL ASSETS
Upward adjustments of equity investments	60,810,259	66,902,385

Total upward adjustments	60,810,259	66,902,385

Writedowns of equity investments	55,409,287	303,812,941

securities, other than equity investments, included in current assets	84,337	156,338

Total writedowns	(55,493,624)	(303,969,279)

TOTAL VALUE ADJUSTMENTS TO FINANCIAL ASSETS	5,316,635	(237,066,894)
EXTRAORDINARY INCOME AND EXPENSE
Income
gains on disposals	10,522,928	32,969,363
elimination of tax interference	932,387	—
miscellaneous	32,144,743	956,589,661

Total income	43,600,059	989,559,025

Expense
losses on disposals		387,804,138
prior years’ taxes	1,271,238	4,697,879
provisions and writedowns of equity investments	112,415,547	146,139,000
miscellaneous	250,654,885	725,744,374

Total expense	(364,341,671)	(1,264,385,392)

TOTAL EXTRAORDINARY ITEMS	(320,741,612)	(274,826,367)

INCOME BEFORE TAXES	1,663,770,508	1,378,044,836

Income taxes, current and deferred	(770,155,000)	634,081,000

NET INCOME	893,615,508	2,012,125,836

NOTES TO THE FINANCIAL STATEMENTS

INTRODUCTION

The interim financial statements for the nine months ended September 30, 2004 of Telecom Italia S.p.A. have been prepared in accordance with the provisions of the Italian Civil Code pertaining to statutory financial statements and revised by the introduction of the reform of corporate law pursuant to Legislative Decree No. 6 dated January 17, 2003, as amended.

The accounting policies adopted in preparing the interim financial statements for the nine months ended September 30, 2004, taking into account the adjustments required by the nature of interim financial reporting, have been applied on a basis consistent with those of the annual financial statements, with the exception of the policies for charging income taxes for the period (see the accounting policy for “reserves for risks and charges”) and dividends (see the accounting policy for “revenues”)

During the period, there were no exceptional cases causing recourse to the departures allowed by art. 2423, paragraph 4, of the Italian Civil Code.

The interim financial statements include the statement of cash flows presented in Annex 6.

All amounts are stated in thousands of euro, unless otherwise indicated.

Summary of significant accounting policies

Intangible assets

Intangible assets are recorded at acquisition or production cost and are amortized using the straight-line method over their estimated period of benefit.

Intangible assets are written down when there is a permanent impairment to below their net book value, in accordance with article 2426, paragraph 1, item 3 of the Italian Civil Code. The original recorded value will be reinstated in subsequent years if the underlying assumptions are no longer correct.

Intangible assets specifically refer to the following:

“Start-up and expansion costs”: these are amortized over a period of five years starting from the time the asset produces an economic benefit.

“Industrial patents and intellectual property rights”: these are amortized over their estimated period of benefit on a five-year basis (industrial patents) or on a three-year basis (software), starting from the time the asset produces an economic benefit.

“Concessions, licenses, trademarks and similar rights”: these refer mainly to satellite utilization rights and are amortized over the contract period.

“Goodwill:, this relates to the acquisition of the “administrative services” business segment from Holding Media e Comunicazioni, TIM, Finsiel and Telecom Italia Media and is amortized over five years.

“Other intangibles”: these refer almost entirely to leasehold improvements. Amortization is calculated on the basis of the lesser of the period of future economic benefit or the residual lease period, starting from the time the expenses are incurred or from the time the asset produces an economic benefit.

“Research, development and advertising costs” are charged to income in the year incurred.

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

Fixed assets

Fixed assets are recorded at acquisition or production cost and depreciated using the straight-line method at rates determined on the basis of their estimated remaining useful life and include inflation adjustments.

Fixed assets are written down when there is a permanent impairment to below their net book value, in accordance with article 2426, paragraph 1, item 3 of the Italian Civil Code. The original recorded value will be reinstated in subsequent years if the underlying assumptions are no longer correct.

Construction in progress is stated at the amount of direct costs incurred (materials used for or intended for installations, third-party services, miscellaneous expenses, internal design costs, as well as company labor). The value of fixed assets does not include maintenance costs incurred for their upkeep to guarantee their expected useful life, their original capacity and productivity, and costs borne to repair malfunctions and failures; such expenses are charged to the statement of income in the year incurred.

Depreciation is calculated on the basis of the estimated useful lives of the installations.

Total accumulated depreciation for fixed assets was upwardly adjusted where called for by special laws.

The elimination, disposal or sale of fixed assets is recorded in the financial statement by eliminating the cost and accumulated depreciation from the financial statements and booking the related gain or loss in the statement of income.

Equity investments

Equity investments considered long-term in nature are recorded in long-term investments or, if acquired for subsequent sale, recorded in short-term financial assets.

The cost flow for equity investments recorded in long-term investments and current assets is calculated by reference to the “weighted average cost per movement” method.

Acquisition cost is increased by statutory inflation adjustments, as well as the voluntary one made to several investments during the preparation of the financial statements at December 31, 1981, as well as the cancellation deficit, attributed to Tim shares and which arose from the merger of Telecom Italia S.p.A. in Olivetti S.p.A., being the difference between the carrying value of the cancelled shares and the underlying share of net equity of the merged company.

The carrying value of investments recorded in long-term investments is adjusted for any reasonable expectations of a decline in profitability or recoverability in future years.

In the case of a permanent impairment, the value of such equity investments is written down and the impairment in value in excess of the corresponding carrying value is recorded in “reserves for risks and charges”.

Equity investments included under current assets are stated at the lower of the cost of acquisition and estimated realizable value, represented by the period-end prices on the electronic trading market of the Italian stock exchange and the NASDAQ.

The cost of investments in foreign companies has been translated at the historical exchange rates prevailing at the time of acquisition or subscription or at the period-end rate, if lower, in the case the reduction is considered a permanent impairment.

Writedowns of investments, whether included in long-term investments or current assets, will be reversed in subsequent years if the underlying assumptions are no longer correct.

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

Other securities (other than equity investments) recorded in short-term financial assets

Securities recorded in current assets are valued at the lower of cost of acquisition and realizable value based on market prices at period-end; if, in future years, the underlying assumptions for the writedowns are no longer correct, the carrying value will be adjusted to market value up to the amount of original cost.

Inventories

Inventories – consisting of goods intended for sale, as well as stock on hand of technical materials and replacement parts to be used in the business during the year and for maintenance – are valued at the lower of cost, calculated using the weighted-average method, and realizable value.

The carrying value of goods in stock is reduced, through appropriate writedowns, for obsolete materials.

Inventories include the amount of work on behalf of third parties in progress at the end of the period, valued according to the “costs” already incurred.

Accounts receivable and liabilities

Accounts receivable are stated at estimated realizable value and classified under long-term investments or current assets. They include – as far as telecommunications services are concerned – the amount of services already rendered to customers, already billed or still to be billed, as well as invoices for the sale of telephone and on-line equipment.

Liabilities are shown at their nominal value.

Transactions in foreign currency

Monetary assets and liabilities are accounted for at the exchange rate as of the transaction date and updated to the exchange rates prevailing at period-end, taking into account hedging contracts. Unrealized positive and negative differences arising from recording foreign currency assets and liabilities at the exchange rates at the transaction date and at the period-end date are recorded in the statement of income and any unrealized net exchange gain is set aside in a specific reserve until realization.

Securitization

The total amount of receivables sold under securitization transactions commenced in 2001 is reversed from the balance sheet as the contra-entry for the consideration received on the sale; the amount paid is represented by the non-repeatable amount received immediately (without recourse) whereas the deferred portion is recorded in Other receivables (financial) in current assets. This balance sheet caption is presented net of the relative allowance account calculated on the basis of estimated realizable value; the change in the allowance account is booked in Financial expense in the statement of income. The difference between the carrying value of the receivables sold and the agreed consideration on the sale is recognized in the statement of income in Miscellaneous operating costs, for the trading portion, and in Interest and other financial expense, for the financial portion. The costs and expenses relating to the start-up and implementation of the securitization program (arrangement, underwriting, legal, rating, audit and other expenses) were charged directly to the 2001 statement of income in Service costs by the merged company.

Accruals and deferrals

These items are recorded on the accrual basis. “Issue discounts and similar charges” consist of costs in connection with long-term loans, which are charged to the statement of income over the period of the loan in proportion to the accrued interest.

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

Reserves for risks and charges

“Reserve for taxes and reserve for deferred taxes”

This includes: i) income taxes for the period calculated on the basis of the best possible estimate using available information and on a reasonable forecast of performance for the year up to the end of the tax period; ii) provisions for estimated tax charges (including any surtaxes and late payment interest) on positions not yet agreed or in dispute; iii) deferred taxes calculated on the basis of the temporary differences between the value attributed to the assets and liabilities for statutory purposes and the value attributed to the same assets and liabilities for tax purposes. Whenever the conditions exist, deferred tax liabilities are offset against deferred tax assets recorded in the caption “Deferred tax assets” in the balance sheet.

Deferred taxes on tax-deferred reserves and funds are booked if such reserves will be distributed or, in any case, utilized and their distribution or utilization gives rise to a tax charge.

“Other reserves”: these reserves relate primarily to provisions to cover risks and charges for losses or liabilities of certain or likely existence whose amount or date of occurrence could, however, not be determined at the end of the period. The provisions reflect the best possible estimate, based on the commitments made and on the data available.

Reserve for employee termination indemnities

The amount of this reserve is determined in accordance with current laws (in particular Law No. 297 of May 29, 1982, which provides for fixed and variable cost-of-living adjustments) and collective bargaining agreements. The reserve is adjusted to the liability matured at the end of the period for personnel in force at that date and is net of advances paid.

Due to shareholders for loans

“Shareholders” are considered parties which hold directly at least 2% of share capital at the end of the period. At September 30, 2004, shareholders holding at least 2% of the share capital of Telecom Italia had made no loans to the company.

Employee benefit obligations under Law No. 58/1992

With regard to Telecom Italia’s obligation under Law No. 58/1992 to guarantee a uniform insurance status under the Telephone Workers’ Social Security Fund (which became part of the general “Employees Pension Fund” beginning January 1, 2000) to all employees in service as of February 20, 1992 in the companies Stet, Sip, Italcable and Telespazio, as well as those who moved from the Public Administration to Iritel, Article 66, paragraph 1 of Legislative Decree 331/1993 and converted into Law No. 427/1993, specifies that the sums due to the Fund should be recorded in the financial statements and are tax deductible in the years in which the fifteen equal annual deferred installments are paid to discharge this obligation.

At the present time, the amount of the liability, which will be determined by the National Social Security Institute (Istituto Nazionale della Previdenza Sociale - INPS), can be estimated only roughly, due to problems relating to the interpretation and application of the social security legislation and to the lack of certain data which only the social security institutions currently possess (at September 30, 2004, INPS had notified the Company of around 97% of the positions, the uniform insurance status of which gives rise to expenses for Telecom Italia).

A dispute concerning the application and interpretation of this law arose with INPS regarding the exclusion from the estimates under Law No. 58/1992 of all employees (except for employees of the former Iritel) who had already filed an application to join pursuant to Law No. 29/1979 before February 20, 1992, even though that application had not been processed by INPS. The position of the Telecom Italia is that the criteria set forth in Law No. 29/1979 – and, therefore, payment of the respective obligations – apply to these employees.

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

At the present time, the parties have agreed that the differences in interpretation shall be settled through test appeals for a final determination of the correct interpretation of the law in question. While awaiting these decisions, Telecom Italia has agreed to pay, with reservation, the amounts requested by INPS based on the criteria determined by the latter, subject to subsequent equalization adjustments, if the Courts ultimately accept the Company’s interpretation.

Having said that, a reasonable estimate of the principal amount of the liability attributable to Telecom Italia (net of the amounts attributed to Group companies for the employees transferred to those companies) could vary between euro 954 million (partial application of Law 29/1979) and euro 1,275 million (full application of Law 58/1992), of which euro 568 million has already been paid, depending on conflicting interpretations and taking into account all personnel involved. In either case, the impact of the charge should definitely be compatible with the income of future years, since, as allowed under Article 5, paragraph 3 of Law No. 58/1992, the payments requested by INPS are made in fifteen equal annual deferred installments (including annual interest of 5%), based on notification of the expenses by INPS.

The remaining liability for obligations under Law No. 58/1992, to be paid in fifteen annual installments on the basis of the positions notified by INPS up to September 30, 2004 and the interpretation of said positions, totals (net of the amounts attributed to Group companies for the employees transferred to those companies) euro 946 million, of which euro 691 million is for the principal amount and euro 255 million for accrued interest.

Nevertheless, these financial statements at September 30, 2004 include euro 530 million of residual payables to INPS, (net of the amount attributed to Group companies for the employees transferred to those companies), relating to the estimate made for the employees of the former State Company for Telephone Services (ASST) by the special Ministerial Commission established under Law No. 58/1992 upon the transfer of the assets of the Post and Telecommunications Administration to Iritel, and recorded by the latter company in its financial statements at December 31, 1993. As a result, these charges will have no impact on the results of future years, since they were already included in the aforementioned calculation.

The expenses recorded in the first nine months of 2004 in “extraordinary expenses” amount to euro 123 million and include accrued interest. This amount takes into account the above-mentioned expenses paid by Telecom Italia to INPS also on behalf of other Group companies for those employees transferred to them and covered by the obligation of a uniform insurance status under Law No. 58/1992, recovering the amounts paid from these same companies. The recovery is recorded in the statement of income under “extraordinary income” and amounts to euro 2 million.

Grants

Operating grants (directly credited to the statement of income) and capital grants or grants for installations are recorded in the accounting period in which the paperwork documenting the grants is received, or in the period in which the respective costs are incurred, provided that the certainty of payment is confirmed by established procedures.

Capital grants and grants for installation are recorded under “deferred income” and credited to the statement of income in relation to the depreciation taken on the assets to which the grants refer.

Revenues and expenses

Revenues and expenses are recorded on an accrual basis. Revenues relating to telecommunications services are shown gross of the amounts due to other carriers which are recorded, for the same amount, in production costs.

Fees for new access lines and line transfers are recorded as income when the service is provided.

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

As usual, dividends from subsidiaries arising from the current year’s earnings are not included in the results for the first nine months of 2004 but are recorded at the end of the year in accordance with the maturity principle.

Dividends from affiliated companies and other companies, on the other hand, are recognized in the statement of income according to the accrual principle, that is, in the year in which the respective right to the receivable arises, following the declaration of dividends approved by the shareholders’ resolution of those companies.

Leased assets

Capital goods acquired under leasing agreements are recognized in the financial statements by a method consistent with current legislation, which requires that leasing payments be recorded as operating costs.

Memorandum accounts

“Guarantees provided” are shown for the amount of the remaining liability or other obligation guaranteed; those provided in foreign currencies are translated at period-end exchange rates.

“Purchases and sales commitments” are determined on the basis of the unperformed portion of contracts outstanding at the end of the period which do not fall under the normal “operating cycle”.

Derivative financial instruments

Derivative financial instruments are used by Telecom Italia S.p.A. to hedge exposure to interest rate and exchange rate risks.

For derivative financial instruments used to hedge interest rate risks, the interest differentials are recorded in the statement of income in “financial income and expense” based on the accrual principle.

For financial instruments used to hedge exchange rate risks, the cost (or “financial component” calculated as the difference between the spot rate at the date of stipulating the contract and the forward rate) is recorded in the statement of income in “financial income and expense” based on the accrual principle.

Premiums relating to option-type financial instruments are recorded in “other liabilities” or “other receivables” and, if exercised, are considered as an incidental charge to the purchase or sale value of the underlying instruments; if the option is not exercised the premium is recorded in the statement of income under financial income (financial expense).

In this manner, the derivative financial instruments are valued consistently with the underlying asset and liability, for each transaction, and any net expense is recognized in the statement of income.

Option-type derivative financial instruments existing at the end of the period are valued at the lower of cost and market value at the balance sheet date.

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

BALANCE SHEETS - ASSETS

INTANGIBLES, FIXED ASSETS AND LONG-TERM INVESTMENTS

Intangible assets (euro 1,484,579 thousand at December 31, 2003)	euro 1,736,144 thousand

A summary of the changes in intangible assets during the period is presented below:

(in thousands of euro)	9 months to 9/30/2004
- additions	688,179
- amortization	(426,637)
- eliminations and other movements	(9,977)

Total	251,565

An analysis of the composition and the changes in intangible assets during the period is presented in the following tables:

	12/31/2003
(in thousands of euro)	Cost	Upward adjustments	Writedowns	Accumulated amortization	Total
Start-up and expansion costs	152,755			(129,747)	23,008
Industrial patents and intellectual property rights	4,102,823			(3,220,124)	882,699
Concessions, licenses, trademarks and similar rights	92,506			(91,656)	850
Goodwill	1,335			(190)	1,145
Work in progress and advances to suppliers	477,639				477,639
Other intangibles (*)	416,695			(317,457)	99,238

Total	5,243,753	—	—	(3,759,174)	1,484,579

(*) of which:
Leasehold improvements	416,294			(317,056)	99,238

	Changes during the period
(in thousands of euro)	Additions	Reclassifications	Sales/ Retirements/ Other movements (a)	Amortization	Total
Start-up and expansion costs				(8,628)	(8,628)
Industrial patents and intellectual property rights		688,640		(399,072)	289,568
Concessions, licenses, trademarks and similar rights				(68)	(68)
Goodwill				(201)	(201)
Work in progress and advances to suppliers	688,179	(797,997)	(7,032)		(86,860)
Other intangibles (*)		80,528	(4,116)	(18,668)	57,744

Total	688,179	1,171	(11,148)	(426,637)	251,565

(*) of which
Leasehold improvements	—	80,528	(4,116)	(18,668)	57,744

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

(a) Broken down as follows:

	Cost	Upward adjustments	Writedowns	Accumulated amortization	Net value
Industrial patents and intellectual
property rights	(156,118)			156,118	0
Work in progress and advances to suppliers	(7,032)				(7,032)
Other intangibles	(89,738)			85,622	(4,116)

Total	(252,888)			241,740	(11,148)

	9/30/2004
(in thousands of euro)	Cost	Upward adjustments	Writedowns	Accumulated amortization	Total
Start-up and expansion costs	152,755			(138,375)	14,380
Industrial patents and intellectual property rights	4,635,345			(3,463,078)	1,172,267
Concessions, licenses, trademarks and similar rights	92,506			(91,724)	782
Goodwill	1,335			(391)	944
Work in progress and advances to suppliers	390,789			0	390,789
Other intangibles (*)	407,485			(250,503)	156,982

Total	5,680,215	—	—	(3,944,071)	1,736,144

(*) of which:
Leasehold improvements	407,084	—	—	(250,102)	156,982

In particular:

“Start-up and expansion costs” consist of underwriting commissions connected with share capital increases.

“Industrial patents and intellectual property rights” consist almost entirely of applications software.

“Work in progress and advances to suppliers” mainly refer to software projects for network and operating program applications. All acquisitions of intangibles are managed through specific work orders and recorded in this caption. Reclassifications refer to assets that came into use during the period.

“Other intangibles” refer to leasehold improvements made to properties owned by third parties and include the costs incurred to meet the operating requirements of the Company in the rented premises.

Fixed assets (euro 11,842,723 thousand at December 31, 2003)	euro 11,058,157 thousand

A summary of the changes in fixed assets during the period is presented as follows:

(in thousands of euro)	9 months to 9/30/2004
- additions	805,534
- disposals and other movements	(13,459)
- depreciation	(1,576,641)

Total	(784,566)

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

An analysis of the composition and the changes in fixed assets during the period is presented in the following tables:

	12/31/2003
(in thousands of euro)	Cost	Upward adjustments	Writedowns	Accumulated depreciation	Total
Land and buildings
. non-industrial	21,281	792		(1,189)	20,884
. industrial	1,899,071	392,275	(4,827)	(1,200,552)	1,085,967

	1,920,352	393,067	(4,827)	(1,201,741)	1,106,851
Plant and machinery	46,662,097	730,392	(727,730)	(36,614,040)	10,050,719
Manufacturing and distribution equipment	767,876	2,693		(760,520)	10,049
Other fixed assets	554,248	4,251		(509,652)	48,847
Construction in progress and advances to supplies	626,257				626,257

Total	50,530,830	1,130,403	(732,557)	(39,085,953)	11,842,723

	Changes during the period
(in thousands of euro)	Additions	Reclassifications	Sales/ Retirements/ Other movements (a)	Writedowns/ Writebacks	Depreciation	Total
Land and buildings
. non-industrial		66	(382)		(111)	(427)
. industrial		80,414	(2,607)		(57,671)	20,136

	0	80,480	(2,989)	0	(57,782)	19,709
Plant and machinery		846,772	(15,892)		(1,494,774)	(663,894)
Manufacturing and distribution equipment		8,331	(64)		(5,478)	2,789
Other fixed assets		12,675	1,046		(18,607)	(4,886)
Construction in progress and advances to supplies	805,534	(949,429)	5,611			(138,284)

Total “fixed assets”	805,534	(1,171)	(12,288)	0	(1,576,641)	(784,566)

(a) Broken down as follows:

	Cost	Upward adjustments	Writedowns	Accumulated depreciation	Net value
Land and buildings
. non-industrial	(458)			76	(382)
. industrial	(3,704)	(1,250)	55	2,292	(2,607)

	(4,162)	(1,250)	55	2,368	(2,989)

Plant and machinery	(184,625)	(2,973)		171,706	(15,892)

Manufacturing and distribution equipment	(239,300)			239,236	(64)

Other fixed assets	(3,479)	(14)		4,539	1,046

Construction in progress and advances to supplies	5,611				5,611

TOTAL	(425,955)	(4,237)	55	417,849	(12,288)

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

	9/30/2004
(in thousands of euro)	Cost	Upward adjustments	Writedowns	Accumulated depreciation	Total
Land and buildings
. non-industrial	20,889	792		(1,224)	20,457
. industrial	1,975,661	391,025	(4,772)	(1,255,811)	1,106,103

	1,996,550	391,817	(4,772)	(1,257,035)	1,126,560

Plant and machinery	47,324,244	727,419	(727,730)	(37,937,108)	9,386,825

Manufacturing and distribution equipment	536,907	2,693		(526,762)	12,838

Other fixed assets	563,444	4,237		(523,720)	43,961

Construction in progress and advances to supplies	487,973				487,973

Total “fixed assets”	50,909,118	1,126,166	(732,502)	(40,244,625)	11,058,157

All fixed asset purchases are managed using specific work orders and recorded in “construction in progress and advances to suppliers”. Reclassifications refer to fixed assets that came into use during the period.

Accumulated depreciation at September 30, 2004 is considered sufficient in relation to the remaining period of utilization of the assets and is determined on the basis of the estimated useful lives of the installations making up the domestic telecommunications network. Depreciation is calculated at the rates used in the previous year. Accumulated depreciation, net of writedowns, covers 78.4% of fixed assets at September 30, 2004 compared to 76.7% at December 31, 2003.

In accordance with the contract signed January 16, 2004 by Telecom Italia S.p.A. and Fintecna S.p.A., containing reciprocal options for the purchase and sale (put / call) of seven properties owned by Fintecna S.p.A., at a total price of euro 72,000 thousand, on June 22, 2004, Telecom Italia S.p.A., after exercising the option in April 2004, signed the deed for the purchase of the seven properties for the contractually agreed price.

Moreover, in accordance with the changes introduced by Legislative Decree No. 6 dated January 17, 2003 and next changes (Reform of Corporate Law), as well as the principles issued on the subject by the Italian Accounting Board, tax interference relative to accelerated deprecation charges (euro 932 thousand) made in prior years by the merging company Olivetti, in accordance with tax laws, has been eliminated with a contra-entry to extraordinary income; the relevant reserve for deferred taxes was booked with a contra-entry to other extraordinary expenses (prior years’ taxes).

Leased assets purchased through finance lease contracts

The Company has fixed assets purchased through sale and leaseback contracts as well as finance lease contracts. These are accounted for using the liability method by which lease payments are charged to costs under the use of property not owned caption. Any gains on the sale of the assets under sale and leaseback transactions are recognized immediately in the statement of income. Had these contracts been accounted for using the financial method, entries would have been made in the statement of income for the interest on the financed principal and for the depreciation charge attributable to the leased assets; additionally, entries would have been made to record the assets in fixed assets and the residual debt under liabilities. Furthermore, use of this method would also have resulted in the deferral of gains, in constant parts, on sale and leaseback transactions over the period of the finance lease contract.

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

The effects of this accounting treatment are described in the following table:

	BALANCE SHEET EFFECT AT SEPTEMBER 30, 2004	(millions of euro)
a)	Outstanding contracts
	Book value of leased assets under finance contracts at December 31, 2003, net of euro 27 million and accumulated depreciation of euro 201 million	1,434
	Assets acquired under finance lease contracts in the period 1/1 – 9/30/2004 (+)	—
	Assets redeemed under finance lease contracts in the period 1/1 – 9/30/2004 (-)	—
	Depreciation charge for the period 1/1 – 9/30/2004 (-)	(65)
	Writedowns/writebacks on assets under finance lease contracts in the period 1/1 – 9/30/2004 (+/-)	—

	Book value of leased assets under finance contracts at September 30, 2004 net of euro 27 million and accumulated depreciation of euro 266 million	1,369

b)	Assets redeemed in the period 1/1 – 9/30/2004
	Total higher value of assets redeemed, calculated according to the financial method, compared to their accounting net book value	—

c)	Prepaid expenses at September 30, 2004	—

d)	Liabilities
	Implicit liabilities for finance lease transactions at December 31, 2003
	(of which euro 62 million due within 12 months, euro 277 million due between 12 months and 60 months and euro 1,369 million due beyond 60 months)	1,708
	Implicit liabilities arising in the period 1/1 – 9/30/2004 (+)	1
	Repayment of principal and assets redeemed in the period 1/1 – 9/30/2004 (-)	(43)

	Implicit liabilities for finance lease transactions at September 30, 2004
	(of which euro 67 million due within 12 months, euro 292 million due between 12 months and 60 months and euro 1,307 million due beyond 60 months)	1,666

e)	Total gross effect at September 30, 2004 (a+b+c-d)	(297)

f)	Tax effect	(76)

	Balance sheet effect at September 30, 2004 of leasing transactions recognized using the financial method
g)	(e-f)	(221)

STATEMENT OF INCOME EFFECT FOR 9 MONTHS TO SEPTEMBER 30, 2004	(million of euro)
Reversal of installments on finance lease transactions	(143)

Recognition of financial expenses on finance lease transactions	100
Recognition of:
- depreciation charge:
. on outstanding contracts	65
. on assets redeemed	—
- writedowns/writebacks on assets under finance lease contracts	—

Effect on income before taxes	(22)

Recognition of tax effect	(8)

Statement of income effect for 9 months to September 30, 2004 of leasing transactions recognized using the financial method	(14)

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

The use of financial method relating to the sale and leaseback transactions would have resulted, at September 30, 2004, a decrease of shareholders’ equity by euro 226 million and a decrease of net income of the first nine months of 2004 by euro 15 million.

Long-term investments (euro 35,276,500 thousand at December 31, 2003)	euro 34,750,319 thousand

Details are as follows:

(in thousands of euro)	9/30/2004	12/31/2003
Equity investments in:
• subsidiaries	32,452,611	34,188,395
• affiliated companies	354,385	450,394
• other companies	203,989	220,159

	33,010,985	34,858,948

Advances on future capital contributions	1,518,945	136,238
Accounts receivable:
• subsidiaries	71,380	67,098
• affiliated companies	43,005	54,490
• other receivables	103,706	157,428

	218,091	279,016

Treasury stock	2,298	2,298

Total	34,750,319	35,276,500

Equity investments	euro 33,010,985 thousand

Annex 1 presents the movements in each investment during the period together with the corresponding amount at the beginning of the year and at September 30, 2004.

In summary, investments in subsidiaries, affiliates and other companies decreased by euro 1,847,963 thousand compared to December 31, 2003 mainly as a result of the distribution of reserves by Telecom Italia International.

Changes during the period are as follows:

(in thousands of euro)
Increases:
•	Subscription to capital increases, recapitalizations and loss coverage of:
	Latin American Nautilus (40,801), Sky Italia (19,315), Edotel (1,459), Consorzio S.I.A.R.C (1), IM.SER (126), EUROFLY SERVICES (1,334). Consorzio ABI LAB (1), Consorzio DISTRETTO AUDIOVISIVO and ICT (5)	63,042
•	Definitive capital increase from advances on future capital contributions relating to IT Telecom (110,440), Sky Italia (43,780), Edotel (1,200) and Netesi (435)	155,855
•	Writebacks of value of Olivetti Tecnost (60,000) and Edotel (46)	60,046

Total increases (A)		278,943

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

Decreases:
•	Sales/reductions of shares/quotas in:
	Sky Italia (87,859), Siosistemi (1,600), Pirelli Real Estate (15,199) and TILAB GP (9)	(104,667)
•	Distribution of reserves of:
	Telecom Italia International (1,800,000), Tiglio I (47,985) and Olivetti Gestioni Ivrea (4,849)	(1,852,834)
•	Writedowns for losses of value charged to the statement of income of:
	Telecom Italia Media (112,416), IT Telecom (25,659), Latin American Nautilus (7,093), LI.SIT. (4,338), PAR.FIN (256), Netesi (79), TILAB SA (48) and TILAB GP (12),	(149,901)
•	Writedowns for losses of value covered by the reserve for losses of subsidiaries and affiliates of:
	IM.SER (168), Consorzio S.I.A.R.C. (1), Consorzio CO.TIM (2), Consorzio CI.MARK (3) and Consorzio di BIOINGEGNERIA ED INFORMATICA MEDICA (15).	(189)
•	Writedowns for losses of value covered by the reserve for contractual and other risks of Sky Italia (19,315)	(19,315)

Total decreases (B)		(2,126,906)

Net change for the period (A-B)		(1,847,963)

In particular, the following should be mentioned:

•	on February 20, 2004, the Shareholders’ Meetings of Olivetti International S.A. and Telecom Italia Finance approved the plan for the merger of Olivetti International S.A. in Telecom Italia Finance. Following this transaction, Telecom Italia Finance issued 30,000,000 new shares to Telecom Italia (the sole shareholder of Olivetti International S.A.) in exchange for the shares of the merged company. The merger is effective for accounting purposes as from January 1, 2004;

•	on September 28, 2004, Telecom Italia sold its 19.9% interest in Sky Italia to the NewsCorp group. Consideration on the sale was euro 88 million. The transaction resulted in a gain over the carrying value at June 30, 2004 of euro 31.4 million which offsets the effect of the writedown made in the first half of the year. Accordingly, the economic impact of the transaction for Telecom Italia is basically nil.

•	under the second stage of the Tiglio project (which calls for an end to the process of enhancing the real estate assets held by Tiglio I and Tiglio II by contributing the assets to real estate funds or by realizing profits through individual sale transactions), the affiliated company Tiglio I contributed real estate assets: i) to “TECLA – FONDO UFFICI” made up of 65 buildings for a total market value of about euro 926 million, to which a 15% discount was applied by virtue of their transfer en masse, in addition to a cash contribution of euro 25 million and ii) to “CLOE FONDO UFFICI”, made up of 39 properties for a total market value of euro 877 million, to which a 15% discount was applied by virtue of their transfer en masse.

With reference to “TECLA – FONDO UFFICI”, its placement was concluded on March 1, 2004. The total placement offer, net of indebtedness of 60% of the value contributed, was equal to euro 288 million. 10% of this amount – as a voluntary gesture – was kept by Tiglio I, 2% was subscribed by Pirelli & C. Real Estate Sgr S.p.A., as manager of the fund, while the remaining 88% was entirely placed on the market.

As for “CLOE – FONDO UFFICI”, placed on the market on June 29, 2004, the offer totaled euro 298 million. 5% was subscribed by Pirelli & C Real Estate Sgr S.p.A. as manager of the fund, while the remaining 95% was entirely placed with Italian investors for about 70%, and foreign investors 30%.

Following these transactions, in June and September 2004, Tiglio I proceeded with the distribution in cash (additional paid-in capital) for euro 47,985 thousand;

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

•	for purposes of bringing Telecom Italia Finance’s financial position into equilibrium, with transfer of the liquid resources available at Telecom Italia International, the following transactions took place during the month of September 2004:

•	purchase, by Telecom Italia, of 40% of the investment in Edotel held by TIM for euro 1,939 thousand. After this transaction, Telecom Italia’s holding in Edotel rose from 60% to 100%;

•	distribution of additional paid-in capital by Telecom Italia International to Telecom Italia for euro 1,800,000 thousand;

•	advance on future capital contribution for euro 1,500,000 thousand made by Telecom Italia to Edotel.

In October 2004, Telecom Italia subscribed to Telecom Italia Finance’s capital increase by contributing the investment in Edotel;

•	some investments in subsidiaries and affiliated companies are recorded at a amount in excess of the corresponding share of the underlying shareholders’ equity, net of dividends and after consolidation adjustments. These investments are maintained at their carrying values since they are expected to show future earnings and their assets are worth more than their respective book values. In particular, with regard to the investment in TIM, the higher carrying value compared to the underlying net equity and the stock market price is due to the allocation of the merger deficit on the Olivetti – Telecom Italia merger. However, taking into account the current strategic positioning of the business as well as its potential for further growth, it is believed, consistent with a recent valuation conducted by an external consultant, that the carrying value is aligned to the effective value of the investment.

A comparison between the market price of listed shares at September 30, 2004 and their carrying value shows an unrealized loss of euro 6,841,328 thousand (of which euro 6,745,794 thousand can be ascribed to the investment held in TIM). Further details are given in Annex 2.

Advances on future capital contributions	euro 1,518,945 thousand

Advances on future capital contributions increased by euro 1,382,706 thousand compared to December 31, 2003, and are shown net of the relative allowance accounts of euro 38,539 thousand.

The increase since December 31, 2003 is attributable to the aforementioned advance made to Edotel (euro 1,500,000 thousand). This caption also includes advances made to Telegono (8,840 thousand), EPIClink (euro 7,209 thousand) and Loquendo (euro 2,896 thousand).

Accounts receivable	euro 218,091 thousand

Accounts receivable decreased by euro 60,925 thousand compared to December 31, 2003. Details are as follows:

	12/31/2003	Changes during the period			9/30/2004
(in thousands of euro)		Disburse- ments	Reimburse- ments	Other changes
Subsidiaries	67,098	4,197	—	85	71,380
Affiliated companies	54,490	1,269	(3,914)	(8,840)	43,005
Other receivables	157,428	11,539	(65,261)	—	103,706

Total	279,016	17,005	(69,175)	(8,755)	218,091

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

Subsidiaries	euro 71,380 thousand

Accounts receivables from subsidiaries refer mainly to loans made to Stet Hellas for the acquisition of the UMTS license (euro 60,000 thousand) and to Mediterranean Nautilus (euro 11,380 thousand) to meet financial requirements.

Affiliated companies	euro 43,005 thousand

Accounts receivable from affiliated companies refer mainly to loans made to the companies Aree Urbane (euro 31,616 thousand), Telegono (euro 6,400 thousand), Tiglio II (euro 2,601 thousand for the purchase of properties) and Mirror International Holding (euro 2,252 thousand).

Other receivables	euro 103,706 thousand

Accounts receivable mainly refer to:

•	the remaining loans receivable from employees (euro 48,255 thousand);

•	the prepayment of the tax on the reserve for employee termination indemnities (euro 51,195 thousand), required under Law No. 662 of December 23, 1996, revalued as set forth by law;

•	security deposits of euro 3,917 thousand.

Treasury stock	euro 2,298 thousand

Treasury stock remains unchanged compared to December 31, 2003. Treasury stock refers to 1,272,014 ordinary shares originally held by the merging company Olivetti.

* * *

As regards accounts receivable included in long-term investments, the portion due within and beyond five years is presented in the attached Annex 3.

Current assets

Inventories	euro 140,183 thousand

(euro 88,535 thousand at December 31, 2003)

Inventories increased by euro 51,648 thousand compared to December 31, 2003 principally due to higher inventories connected with the marketing of Aladino cordless phones and videophones.

Inventories consist of “contract work in process “ (euro 32,885 thousand) and “merchandise “ (euro 107,298 thousand).

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

Accounts receivable	euro 8,960,942 thousand

(euro 12,306,160 thousand at December 31, 2003)

Accounts receivable decreased by euro 3,345,218 thousand compared to December 31, 2003. A breakdown and the changes that occurred during the period are provided in the table below:

	12/31/2003	Changes during the period				9/30/2004
((in thousands of euro)		Utilizations	Provisions	Other	Total changes
Trade accounts receivable	4,021,325			(264,298)	(264,298)	3,757,027
. allowance for doubtful accounts	(317,875)	41,792	(58,379)		(16,587)	(334,462)
Total trade accounts receivable	3,703,450	41,792	(58,379)	(264,298)	(280,885)	3,422,565

Accounts receivable from subsidiaries	3,078,742			(1,153,404)	(1,153,404)	1,925,338
. allowance for doubtful accounts of subsidiaries	(3,453)					(3,453)
Total accounts receivable from subsidiaries	3,075,289			(1,153,404)	(1,153,404)	1,921,885
. of which financial receivables	823,919			302,751	302,751	1,126,670

Accounts receivable from affiliated companies	123,574			(20,168)	(20,168)	103,406
. allowance for doubtful accounts of affiliated companies	(26,800)			26,800	26,800	—
Total accounts receivable from affiliated companies	96,774			6,632	6,632	103,406
. of which financial receivables	13,718			(11,361)	(11,361)	2,357

Taxes receivable	1,362,329			(1,317,503)	(1,317,503)	44,826

Deferred tax assets	3,229,916			(384,822)	(384,822)	2,845,094

Other receivables	838,402	18,230		(233,466)	(215,236)	623,166
. Government and other public entities for grants and subsidies	30,748			(4,859)	(4,859)	25,889
. other receivables	860,176			(227,924)	(227,924)	632,252
. allowance for doubtful accounts	(52,522)	18,230		(683)	17,547	(34,975)

Total	12,306,160	60,022	(58,379)	(3,346,861)	(3,345,218)	8,960,942

Trade accounts receivable	euro 3,422,565 thousand

Trade accounts receivable decreased by euro 280,885 thousand compared to December 31, 2003 and are shown net of the relative allowance accounts (euro 334,462 thousand, of which euro 58,379 thousand was provided during the period).

They include euro 567,194 thousand of receivables from other wireline and mobile telecommunications operators.

Furthermore, the following accounts receivable discounting and securitization transactions were carried out:

•	Securitization

The program for the securitization of trade accounts receivable generated by services rendered to Telecom Italia Wireline clientele began during 2001 has continued during the period.

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

In the first nine months of 2004, the total amount of trade accounts receivable sold under the securitization program were equal to euro 6,586 million and refers to Telecom Italia’s receivables from consumer and microbusiness customers. At September 30, 2004, receivables sold amount to euro 811,066 thousand (euro 874,368 thousand at December 31, 2003), of which euro 682,000 thousand is not yet due.

The securitization transaction led to a reduction in net financial indebtedness of euro 789,566 thousand at September 30, 2004 (euro 851,302 thousand at December 31, 2003).

Furthermore, Telecom Italia posted a short-term financial payable (euro 209,814 thousand) for loans made by TI Securitisation Vehicle S.r.l. out of the excess liquid resources generated by the securitization transaction.

•	Factoring

In the first nine months of 2004, trade accounts receivable without recourse were sold to leading factoring companies for a total amount of euro 92,839 thousand (euro 379,271 thousand at December 31, 2003). The factoring transactions by Telecom Italia led to a reduction in net financial indebtedness at September 30, 2004 of euro 136,378 thousand (euro 334,909 thousand at December 31, 2003).

Accounts receivable from subsidiaries	euro 1,921,885 thousand

Accounts receivable from subsidiaries decreased by euro 1,153,404 thousand, compared to December 31, 2003, and include trade, financial and other receivables. The reduction is mainly due to the collection of dividends from subsidiaries accrued at December 31, 2003.

Financial receivables, equal to euro 1,126,670 thousand, reflect current account transactions carried out at market rates for cash management purposes and loans. They principally include accounts receivable from Olivetti Tecnost (euro 468,106 thousand), Telecom Italia Media (euro 256,071 thousand), IT Telecom (euro 284,251 thousand) and Finsiel (euro 23,632 thousand). Trade accounts receivable (euro 551,595 thousand) relate to TLC services rendered mainly to Telecom Italia Sparkle (euro 77,105 thousand), TIM (euro 188,844 thousand), IT Telecom (euro 89,420 thousand), Telecom Italia Media (euro 31,808 thousand), Path.Net (euro 49,083 thousand), Telecom Italia Learning Services (euro 27,637 thousand) and management fees from Telecom Italia International (euro 23,104 thousand). Other receivables (euro 243,620 thousand) mainly include the receivables connected with the Group’s VAT settlement system, specifically from TIM (euro 211,812 thousand) and Telecom Italia Sparkle (euro 25,751 thousand).

Accounts receivable from affiliated companies	euro 103,406 thousand

Accounts receivable from affiliated companies increased by euro 6,632 thousand compared to December 31, 2003, and include trade, financial and other receivables.

Financial receivables total euro 2,357 thousand. Trade accounts receivable (euro 84,883 thousand) refer to Teleleasing (euro 30,787 thousand) for the sale of TLC products and services and LI.SIT (euro 40,814 thousand) for the supply of health cards to the Lombardy Region. Other receivables (euro 16,166 thousand) mainly refer to transactions with Tiglio I (euro 7,035 thousand) and LI.SIT. (euro 9,131 thousand).

The allowance for doubtful accounts was completely utilized during the period following the waiver of receivables due by the Telecom Italia Group from Sky Italia, sold on September 28, 2004.

Taxes receivable	euro 44,826 thousand

Taxes receivable decreased by euro 1,317,503 thousand, compared to December 31, 2003, mainly due to the sale of IRPEG receivables of euro 1,103,000 thousand to TIM to be used to pay the 2004 on-account payment for IRES.

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

They specifically include:

•	VAT receivable, euro 11,991 thousand;

•	direct income taxes receivable, euro 20,311 thousand;

•	other indirect taxes receivable, euro 12,524 thousand.

Deferred tax assets	euro 2,845,094 thousand

Deferred tax assets decreased by euro 384,822 thousand, compared to December 31, 2003, due to the set-off against the reserve for deferred taxes.

Other receivables	euro 623,166 thousand

Other receivables principally regard: credit positions (net of the relative allowance account) from TI Securitisation Vehicle S.r.l. for the deferred portion of trade accounts receivable securitization transactions (euro 241,213 thousand), customer payments in transit with the banking and postal systems (euro 129,524 thousand), employee-related receivables (euro 52,349 thousand), receivables from the Ministry of Industry, Commerce and Handicrafts, the European Union and the Ministry of Instruction, University and Research for grants in respect of research and training projects (euro 25,889 thousand) and advances to suppliers (euro 20,599 thousand).

***

Disclosure required by art. 2427, art. 6 of the Italian Civil Code regarding the breakdown of receivables by geographical area is presented in Annex 5.

Short-term financial assets	euro 174,439 thousand

(euro 182,390 thousand at December 31, 2003)

The composition and changes during the period are shown in the following table:

	12/31/2003	Changes during the period				9/30/2004
(in thousands of euro)		Acquisitions	Sales/Re- imbursements	Writedowns/ Writebacks	Total changes
Equity investments in subsidiaries	166,190	—	—	744	744	166.934
Other equity investments	21	—	—	(12)	(12)	9
Other securities	16,179	—	(8,599)	(84)	(8,683)	7,496

Total	182,390	—	(8,599)	648	(7,951)	174,439

Short-term financial assets total euro 174,439 thousand and mainly include the following:

•	euro 166,899 thousand relating to 38,192,000 TIM ordinary shares and euro 35 thousand relating to 164,997 Telecom Italia Media savings shares purchased for subsequent trading;

•	C.C.T. and B.T.P. treasury bills for a total of euro 7,496 thousand.

Further details are provided in Annex 2.

Liquid assets	euro 776,457 thousand

(euro 205,251 thousand at December 31, 2003)

Liquid assets rose by euro 571,206 thousand principally as a result of higher cash resources in Italian and foreign bank accounts.

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

Liquid assets are composed of the following:

(in thousands of euro)	12/31/2003	9/30/2004
Bank and postal accounts	204,635	775,814
Checks	47	40
Cash and valuables on hand	569	603

Total	205,251	776,457

Accrued income and prepaid expenses	euro 547,036 thousand

(euro 563,811 thousand at December 31, 2003)

Accrued income and prepaid expenses decreased by euro 16,775 thousand compared to December 31, 2003, and include the following:

(in thousands of euro)	12/31/2003	9/30/2004
Issue discounts and similar charges	110,622	115,445

Accrued income
. financial income	20,423	43,008
. other	275	1,030

	20,698	44,038

Other prepaid expenses
. trading expense	90,299	91,012
. financial expense	325,261	286,046
. other	16,931	10,495

	432,491	387,553

Accrued income and other prepaid expenses	453,189	431,591

Total	563,811	547,036

Issue discounts and similar charges	euro 115,445 thousand

“Issue discounts and similar charges” refer to incidental costs on loans (euro 74,179 thousand) and costs relating to the issue of bonds (euro 41,266 thousand).

Accrued income and other prepaid expenses	euro 431,591 thousand

Accrued financial income mainly includes euro 33,802 thousand of income on derivative financial instruments, euro 3,497 thousand of sundry financial income, euro 2,809 thousand of income from long-term loans made to subsidiaries, as well as euro 1,531 thousand of interest income subsidized until 1991 by the government under Law No. 67/1988, equivalent to three percentage points of the cost of the loans which replaced those assigned to the Company, through Cassa Depositi e Prestiti, under Law No. 887/1984.

Other prepaid expenses mainly pertain to building rents (euro 35,824 thousand), financial expenses (euro 284,310 thousand) for the portion of the premium on the redemption of convertible bonds relating to future years, fees regarding facilities (euro 10,495 thousand), insurance premiums (euro 13,248 thousand) and rental and maintenance charges (euro 7,691 thousand).

***

A breakdown of receivables and accrued income by maturity and type is presented in Annex 3.

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

BALANCE SHEETS - LIABILITIES AND SHAREHOLDERS’ EQUITY

Shareholders’ equity	euro 15,533,314 thousand

(euro 16,356,111 thousand at December 31, 2003)

Shareholders’ equity includes the following:

(in thousands of euro)	12/31/2003	9/30/2004
Share capital	8,853,991	8,857,834
Additional paid-in capital	88,377	98,943
Revaluation reserve Law No. 413, 12/31/1991	—	1,129
Legal reserve	1,834,687	1,834,687
Reserve for treasury stock in portfolio	2,298	2,298
Miscellaneous reserves
. Reserve Law No. 488/92	118,678	142,365
. Reserve, L.D. No. 124/93, ex art. 13	185	185
. Reserve D.P.R. No. 917/86 ex art. 74	5,750	5,750
. Reserve for capital grants	498,701	507,937
. Miscellaneous reserves	119,012	119,012
. Merger surplus reserve	2,188,529	2,188,529
Retained earnings	—	881,029
Net income for the year	2,645,903	—

	16,356,111	14,639,698
Net income for the period		893,616

Total	16,356,111	15,533,314

Share capital

The share capital of Telecom Italia S.p.A. at September 30, 2004 amounts to euro 8,857,834 thousand and consists of 10,309,231,790 ordinary shares and 5,795,921,069 savings shares, all with a par value of euro 0.55 each.

Share capital increased by euro 3,843 thousand compared to December 31, 2003 due to the following movements:

•	conversion of 1,182,574 “Telecom Italia 1.5% 2001 – 2010 convertible bonds with a premium on redemption” for the issue of 557,554 new shares for a par value of euro 306 thousand;

•	exercise of 1,948,120 stock options set aside for employees of the company for the issue of 6,430,493 new shares for a par value of euro 3,537 thousand.

Additional paid-in capital

Additional paid-in capital at September 30, 2004 amounts to euro 98,943 thousand, with an increase of euro 10,566 thousand compared to December 31, 2003. The change in this caption is due to the additional paid-in capital on the foregoing capital increases.

Reserves for inflation adjustments - Law No. 413, 12/30/1991

This reserve for inflation adjustments, which showed a nil balance at December 31, 2003 following its complete utilization to cover the loss for the year 2002 of the merging company Olivetti, was replenished at June 30, 2004 for the entire amount, equal to euro 1,129 thousand, pursuant to the resolution passed by the Shareholders’ Meeting on May 6, 2004

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

Legal reserve

The legal reserve amounts to euro 1,834,687 thousand at September 30, 2004, unchanged from December 31, 2003.

Reserve for treasury stock in portfolio

This reserve amounts to euro 2,298 thousand at September 30, 2004, unchanged from December 31, 2003.

Miscellaneous reserves

Miscellaneous reserves amount in total to euro 2,963,778 thousand at September 30, 2004, with an increase of euro 32,923 thousand compared to December 31, 2003. The various components of miscellaneous reserves are analyzed in the following paragraphs.

Reserve Law No. 488/1992: this reserve, euro 142,365 thousand, increased by euro 23,687 thousand compared to December 31, 2003 as a result of the appropriation of net income for the year 2003, as voted by the Shareholders’ Meeting on May 6, 2004, in order to obtain the benefits stated in Law 488/92 under the projects for investments in the South of Italy.

Reserve Law No. 124/1993, ex art. 13: this reserve, euro 185 thousand at September 30, 2004, is unchanged from December 31, 2003.

Reserve DPR No. 917/1986, ex art. 74: this reserve, euro 5,750 thousand at September 30, 2004, is unchanged from December 31, 2003.

Reserve for capital grants: this reserve, equal to euro 507,937 thousand at September 30, 2004, increased by euro 9,236 thousand compared to December 31, 2003 due to the transfer from the “reserves for risks and charges” of the portion of grants that became available during the period.

Miscellaneous reserves: these reserves, euro 119,012 thousand at September 30, 2004, are unchanged from December 31, 2003.

Merger surplus reserve: this reserve, euro 2,188,529 thousand at September 30, 2004, is unchanged from December 31, 2003.

Retained earnings

Retained earnings refer to the appropriation of net income for the year 2003, euro 881,029 thousand, pursuant to the resolution passed by the Shareholders’ Meeting of May 6, 2004.

In order to complete disclosure on shareholders’ equity, the following statements are presented:

•	statement showing the reserves subject to restrictions for statutory purposes and the tax treatment applicable in the event of distribution;

•	statement prepared according to ex art. 2427, paragraph 7 - bis, showing the items in shareholders’ equity separately according to their source, possibility of utilization and distribution, in addition to their utilization in prior years;

•	statement of changes in shareholders’ equity during the prior year and in the first nine months of 2004.

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

Shareholders’ equity reserves – Restrictions for statutory purposes and tax treatment

	Amounts not subject to statutory restrictions	Amounts subject to statutory restrictions	September 30, 2004	Amounts of reserves which, in the event of distribution, form part of the taxable income of the company	Amounts of other income reserves	Amount of reserves which, in the event of distribution, do not form part of the taxable income of the company
(in thousands of euro)	(a)	(b)	(c)=(a+b)=(d+e+f)	(d)	(e)	(f)
Reserves and retained earnings
Additional paid-in capital	98,943	—	98,943	—	—	98,943
Legal reserve	63,120	1,771,567	1,834,687	1,834,667	—	20
Reserve for treasury stock in portfolio	—	2,298	2,298	—	2,298	—
Merger surplus reserve	2,188,529	—	2,188,529	—	—	2,188,529
Reserve Law No. 488/92	—	142,365	142,365	—	122,090	20,275
Reserve, L.D. No. 124/93, ex art. 13	185	—	185	185	—	—
Reserve D.P.R. No. 917/86 ex art. 74	5,750	—	5,750	5,750	—	—
Reserve for capital grants	507,937	—	507,937	507,937	—	—
Revaluation reserve Law No. 413/91	1,129	—	1,129	1,129	—	—
Miscellaneous reserves	104,632	14,380	119,012	—	643	118,369
Retained earnings	881,029	—	881,029	—	881,029	—

Total reserves and retained earnings	3,851,254	1,930,610	5,781,864	2,349,668	1,006,060	2,426,136

The amount of distributable reserves on which the Company does not bear tax charges is equal to euro 3,273,153 thousand.

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

Statement according to ex art. 2427, no. 7-bis of the Italian Civil Code

Nature/description	Amount	Possibility of utilization	Amount available	Summary of the amounts utilized during the last three years
				for absorption of losses	for other reasons (*)
				Total	Total
(in thousands of euro)
Share capital	8,857,834			0	10,961

Capital reserves:
Additional paid-in capital	98,943	A, B, C	98,943	3,700,751
Legal reserve	1,834,687	A, B, C	63,120	920,810
Reserve Law No. 488/92	20,275	A, B	20,275
Reserve, L.D. No. 124/93, ex art. 13	185	A, B, C	185
Reserve D.P.R. No. 917/86 ex art. 74	5,750	A, B, C	5,750
Reserve for capital grants	507,937	A, B, C	507,937
Miscellaneous reserves	118,369	A, B, C	118,369	28,816
Merger surplus reserve	2,188,529	A, B, C	2,188,529

Income reserves:
Revaluation reserve Law No. 413/91	1,129	A, B, C	1,129	1,129
Reserve for treasury stock in portfolio	2,298	—	0
Reserve Law No. 488/92	122,090	A, B	122,090
Miscellaneous reserves	643	A, B, C	643
Retained earnings	881,029	A, B, C	881,029

Total	14,639,698		4,007,999	4,651,505	10,961

Amount not distributable (1)			156,745

Remaining amount distributable			3,851,254

Key:

A:	for share capital increase
B:	for absorption of losses
C:	for distribution to shareholders

(*)	The amounts utilized do not include reclassifications among individual captions of shareholders’ equity.
(1)	Represents the amount not distributable due to: the reserve Law No. 488/1922 (euro 142,365 thousand) and the part set aside to cover unamortized intangible assets according to ex art. 2426, paragraph 5 (euro 14,380 thousand).

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

Statement of changes in shareholders’ equity

(in thousands of euro)	Share capital	Capital increases awaiting registration in Companies Register	Additional paid-in capital	Additional paid-in capital on capital increases awaiting registration in Companies Register	Revaluation reserve Law No. 413/91	Legal reserve	Reserve for treasury stock in portfolio	Reserve Law No. 488/92	Reserve L.D. No. 124/93, ex art. 13	Reserve D.P.R. No. 917/86 ex art. 74	Special reserve	Reserve for capital grants	Miscellaneous reserves	Merger surplus reserve	Retained earnings	Net income for the year	Net income for the period	Total
Balance at January 1, 2003	8,845,240	200	3,765,365	127	1,129	920,810	2,298				1,888,261		147,828		(299,930)	(6,239,963)		9,031,365

Appropriation of 2002 profit:
- Absorption of loss for the year (as voted by the Shareholders’ Meeting of May 26, 2003)			(3,400,820)	(127)	(1,129)	(920,810)					(1,888,261)		(28,816)			6,239,963)		0
Other changes:
- Absorption of the accumulated deficit (as voted by the Shareholders’ Meeting of May 26, 2003)			(299,930)												299,930			0
- Changes connected with the Olivetti-Telecom Italia merger	(10,961)					20								4,633,630				4,622,689
- Reclassification of merger surplus						1,834,667		118,678	185	5,750		485,821		(2,445,101)				0
- Conversion of 385,731 “Telecom Italia 1.5% 2001-2004 convertible bonds with a premium on redemption” and 19,623,810 “Telecom Italia 1.5% 2001-2010 convertible bonds with a premium on redemption”	13,457		7,170															20,627
- Exercise of stock options	6,055		16,592															22,647
- Transfer from the “Reserves for risks and charges” of the portion of grants which became available during the year												12,880						12,880
- Other changes	200	(200)																0
Net income for the year 2003																2,645,903		2,645,903

Balance at December 31, 2003	8,853,991	0	88,377	0	0	1,834,687	2,298	118,678	185	5,750	0	498,701	119,012	2,188,529	0	2,645,903	0	16,356,111

Appropriation of 2002 profit (as voted by the Shareholders’ Meeting of May 6, 2004)
- Declaration of dividends (€ 0.1041 per ordinary share; € 0.1151 per savings share)																(1,740,058)		(1,740,058)
- Other appropriations					1,129			23,687							881,029	(905,845)		0
Other changes:
- Conversion of 1,182,574 “Telecom Italia 1.5% 2001-2010 convertible bonds with a premium on redemption”	306		875															1,181
- Exercise of stock options	3,537		9,691															13,228
- Exercise of warrants for shares of Telecom Italia ex Olivetti 1999-2004			0															0
- Transfer from the “Reserves for risks and charges” of the portion of grants which became available during the period												9,236						9,236
Net income for the 9 months to September 30, 2004																	893,616	893,616

Balance at September 30, 2004	8,857,834	0	98,943	0	1,129	1,834,687	2,298	142,365	185	5,750	0	507,937	119,012	2,188,529	881,029	0	893,616	15,533,314

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

As far as future potential changes in share capital are concerned, at September 30, 2004, the following are still outstanding:

•	2,388,870,888 “Telecom Italia 1.5% 2001 – 2004 convertible bonds with a premium on redemption” (formerly known as “Olivetti 1.5% 2001 – 2004 convertible bonds with a premium on redemption”), including 116,204 bonds for which conversion into shares had already been requested on September 30, 2004, with the consequent reduction in the quantity of bonds still convertible with a contra-entry for a liability with future shareholders (the corresponding 54,791 ordinary shares for a par value of euro 30 thousand plus additional paid-in capital of euro 86 thousand were issued on October 14, 2004).

Such bonds originally allowed conversion into Olivetti shares, in a ratio of one Olivetti share for every bond converted.

As a result of the merger of Telecom Italia S.p.A. in Olivetti S.p.A., following the process to redistribute the share capital of the merging company and in light of the ratio indicated above, such bonds now allow the conversion to Telecom Italia shares in a ratio of 0.471553 Telecom Italia ordinary shares for every bond converted.

Against the above bonds that can still be converted, therefore, besides the above 54,791 shares, a further maximum 1,126,424,442 Telecom Italia ordinary shares could be issued, for a total par value of euro 619,533 thousand, plus additional paid-in capital of euro 1,769,221 thousand.

•	800,000 options of the ex Olivetti “Stock Option Plan 2002-2004”.

Such options were originally valid for the subscription of the same number of Olivetti shares at a price which, after the adjustment for the capital increases against payment by Olivetti in 2001, was equal to euro 3.308 for every option exercised.

Subsequent to the merger of Telecom Italia S.p.A. in Olivetti S.p.A., following the process to redistribute share capital and on the basis of the exchange ratio indicated above, such options are now valid for the subscription of 0.471553 Telecom Italia ordinary shares each, at a price of about euro 7.015 per share.

Against the above options that can still be exercised, taking into account the maximum quantities of the shares that can be subscribed by each beneficiary, therefore, a maximum 377,241 new Telecom Italia ordinary shares could be issued, for a total par value of euro 207 thousand, plus additional paid-in capital of euro 2,439 thousand.

•	5,940,000 options of the “Three-year Stock Option Plan February 2002-December 2004” ex Olivetti.

Such options were originally valid for the subscription of the same number of Olivetti shares at a price which, after the adjustment for the capital increases against payment by Olivetti in 2001, was equal to euro 2.515 for every option exercised.

Subsequent to the merger of Telecom Italia S.p.A. in Olivetti S.p.A., following the process to redistribute share capital and on the basis of the exchange ratio indicated above, such options are now valid for the subscription of 0.471553 Telecom Italia ordinary shares each, at a price of about euro 5.333 per share.

Against the above options that can still be exercised, taking into account the maximum quantities of the shares that can be subscribed by each beneficiary, therefore, a maximum 2,604,518 new Telecom Italia ordinary shares could be issued, for a total par value of euro 1,432 thousand, plus additional paid-in capital of euro 12,459 thousand.

•	3,147,309,291 options of the “Stock Option Plan 1999” ex Telecom Italia, net of 11,196,439 options for which exercise had already been requested at September 30, 2004 (the corresponding 36,958 shares for a par value of euro 20 thousand plus additional paid-in capital of euro 56 thousand were issued in October 2004).

Such options were originally valid for the subscription of the same number of ordinary shares of the merged company Telecom Italia at a price of euro 6.79 for every option exercised.

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

Subsequent to the merger of Telecom Italia S.p.A. in Olivetti S.p.A., following the process to redistribute the share capital and in light of the exchange ratio of 3.300871 new Telecom Italia S.p.A. (former Olivetti S.p.A.) ordinary shares for every old Telecom Italia ordinary share, such options are now valid for the subscription of 3.300871 Telecom Italia ordinary shares each, at a price of about euro 2.057 per share.

Against the above options that can still be exercised, taking into account the maximum quantities of the shares that can be subscribed by each beneficiary, therefore, besides the above 36,958 shares, a further maximum 10,388,791 new Telecom Italia ordinary shares could be issued, for a total par value of euro 5,714 thousand, plus additional paid-in capital of euro 15,656 thousand.

•	10,699,996 options of the “Stock Option Plan 2000” ex Telecom Italia.

Such options were originally valid for the subscription of the same number of ordinary shares of the merged company Telecom Italia at a price of euro 13.815 for every option exercised.

Subsequent to the merger of Telecom Italia S.p.A. in Olivetti S.p.A., following the process to redistribute the share capital and in light of the exchange ratio indicated above, such options are now valid for the subscription of 3.300871 Telecom Italia ordinary shares each, at a price of about euro 4.185 per share.

Against the above options that can still be exercised, taking into account the maximum quantities of the shares that can be subscribed by each beneficiary, therefore, a maximum 35,319,216 new Telecom Italia ordinary shares could be issued, for a total par value of euro 19,426 thousand, plus additional paid-in capital of euro 128,394 thousand.

•	32,080,000 options of the “Stock Option Plan 2001” ex Telecom Italia.

Such options were originally valid for the subscription of the same number of ordinary shares of the merged company Telecom Italia at a price of euro 10.488 for every option exercised.

Subsequent to the merger of Telecom Italia S.p.A. in Olivetti S.p.A., following the process to redistribute the share capital and in light of the exchange ratio indicated above, such options are now valid for the subscription of 3.300871 Telecom Italia ordinary shares each, at a price of about euro 3.177 per share. Against the above options that can still be exercised, taking into account the maximum quantities of the shares that can be subscribed by each beneficiary, therefore, a maximum 105,891,314 new Telecom Italia ordinary shares could be issued, for a total par value of euro 58,240 thousand, plus additional paid-in capital of euro 278,213 thousand.

•	11,250,000 options of the “Stock Option Plan 2002 Top” ex Telecom Italia.

Such options were originally valid for the subscription of the same number of ordinary shares of the merged company Telecom Italia at a price of euro 9.203 for every option exercised.

Subsequent to the merger of Telecom Italia S.p.A. in Olivetti S.p.A., following the process to redistribute the share capital and in light of the exchange ratio indicated above, such options are now valid for the subscription of 3.300871 Telecom Italia ordinary shares each, at a price of about 2.788 per share.

Against the above options that can still be exercised, taking into account the maximum quantities of the shares that can be subscribed by each beneficiary, therefore, a maximum 37,134,780 new Telecom Italia ordinary shares could be issued, for a total par value of euro 20,424 thousand, plus additional paid-in capital of euro 83,110 thousand.

•	24,283,200 options of the “Stock Option Plan 2002” ex Telecom Italia.

Such options were originally valid for the subscription of the same number of ordinary shares of the merged company Telecom Italia at the following prices for each option held: 23,243,200 options at a price of euro 9.665, 840,000 options at a price of euro 7.952 and 200,000 options at the price of euro 7.721.

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

Subsequent to the merger of Telecom Italia S.p.A. in Olivetti S.p.A., following the process to redistribute the share capital and in light of the exchange ratio indicated above, such options are now valid for the subscription of 3.300871 Telecom Italia ordinary shares each, at a price of, respectively, about euro 2.928, about euro 2.409 and about euro 2.339 per share.

Against the above options that can still be exercised, taking into account the maximum quantities of the shares that can be subscribed by each beneficiary and the different subscription prices, therefore, a maximum 80,155,261 new Telecom Italia ordinary shares could be issued, for a total par value of euro 44,085 thousand, plus additional paid-in capital of euro 188,783 thousand.

The Shareholders’ Meeting of May 6, 2004 also conferred the Board of Directors with the right (which, to date, has not been exercised), for a maximum period of five years beginning May 6, 2004, to increase against payment, at one or more times, the share capital for a maximum total amount of euro 880,000,000, through the issue of a maximum of 1,600,000,000 ordinary shares, in whole or in part

(i) to be offered as option rights to the shareholders and convertible bondholders, or

(ii) to be offered for subscription to the employees of Telecom Italia S.p.A. or to the companies which it controls, with the exclusion of the option rights, pursuant to the combined provision of art. 2441, last paragraph, of the Italian Civil Code, and art. 134, second paragraph, of Legislative Decree 58/1998.

The resolutions for capital increases passed by the Board of Directors in exercising the aforementioned right shall establish the subscription price (including any additional paid-in capital) and shall fix a specific deadline for the subscription of the shares; they may also provide that, in the event the increase voted by the Board is not subscribed to by the deadline set each time for that purpose, the capital shall be increased for an amount equal to the subscriptions received up to that deadline date.

Reserves for risks and charges	euro 759,149 thousand

(euro 777,327 thousand at December 31, 2003)

The reserves for risks and charges decreased by euro 18,178 thousand compared to December 31, 2003. The composition and changes in these reserves are described as follows:

	12/31/2003	Changes during the period					9/30/2004
(in thousands of euro)		Provisions	Utilizations	Released to income	Reclassi- fications/ Other	Total changes
Reserve for taxes, reserve for deferred taxes	119,410	800,155	(26,549)	—	(762,151)	11,455	130,865

Other reserves	657,917	38,742	(51,771)	(1,140)	(15,464)	(29,633)	628,284
Reserve for litigation	113,489	24,929	(22,362)	—	—	2,567	116,056
Reserve for capital grants	88,876	—	—	—	(9,236)	(9,236)	79,640
Reserve for losses of subsidiaries and affiliates	10,264	11,313	(250)	—	—	11,063	21,327
Reserve for corporate restructuring	121,144	—	(4,729)	—	—	(4,729)	116,415
Reserve for contractual risks and other risks	324,144	2,500	(24,430)	(1,140)	(6,228)	(29,298)	294,846

Total	777,327	838,897	(78,320)	(1,140)	(777,615)	(18,178)	759,149

Reserve for taxes, reserve for deferred taxes

These reserves amount to euro 130,865 thousand and increased by euro 11,455 thousand compared to December 31, 2003. The increase refers to the provision for income taxes for the period. Reclassifications refer to the set off of the reserve for taxes and the reserve for deferred taxes with taxes receivable and deferred tax assets.

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

Other reserves

Other reserves amount to euro 628,284 thousand and decreased by euro 29,633 thousand compared to December 31, 2003.

In particular:

•	the provision to the reserve for losses of subsidiaries and affiliates, euro 11,313 thousand, is principally due to losses in excess of the carrying values of Telecom Italia Learning Services for euro 10,036 thousand and Trainet for euro 1,000 thousand;

•	the movements in the reserve for contractual risks and other risks mainly regard utilizations for euro 24,430 thousand and reclassifications/other changes for euro 6,228 thousand.

Utilizations mainly refer to expenses incurred both for the dispute with OP Computers of euro 5,907 thousand and guarantees provided by Telecom Italia with regard to the sale of Telespazio (euro 5,867 thousand).

Reclassifications principally relate to transfers to the allowance for doubtful accounts of affiliated companies for a total of euro 5,328 thousand as a result of receivables due from Sky Italia waived by the Telecom Italia Group.

Reserve for employee termination indemnities	euro 1,035,429 thousand

(euro 972,413 thousand at December 31, 2003)

The reserve for employee termination indemnities increased by euro 63,016 thousand compared to December 31, 2003. The amount and changes during the period are presented below:

(in thousands of euro)
Balance at December 31, 2003	972,413

Changes during the period:
- Provisions charged to income for amounts to fund employee termination indemnities accrued in favor of employees during the period plus the fixed and variable cost-of-living adjustments required under Law No. 297/1982	98,373
- Utilizations for:
• Indemnities paid to employees who took retirement or resigned during the period	(8,234)
• Advances	(7,285)
• Supplementary benefits (Telemaco)	(13,045)
• Substitute tax on the revaluation of the reserve	(3,067)
- Transfers to/from subsidiaries and other movements	(3,726)

Balance at September 30, 2004	1,035,429

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

Liabilities	euro 39,119,848 thousand

(euro 41,395,472 thousand at December 31, 2003)

Liabilities decreased by euro 2,275,624 thousand compared to December 31, 2003. Details are as follows:

	9/30/2004			12/31/2003
(in thousands of euro)	Financial	Trade and other	Total	Financial	Trade and other	Total
Debentures	12,660,489	—	12,660,489	9,764,983	—	9,764,983
Convertible debentures	2,827,904	—	2,827,904	4,159,570	—	4,159,570
Due to banks	887,380	—	887,380	1,191,094	—	1,191,094
Due to other lenders	665,308	—	665,308	781,885	—	781,885
Advances	—	28,603	28,603	—	22,273	22,723
Trade accounts payable	—	1,390,028	1,390,028	—	1,929,794	1,929,794
Accounts payable to subsidiaries	16,874,656	1,128,128	18,002,784	19,303,264	1,240,256	20,543,520
Accounts payable to affiliated companies	419	95,269	95,688	1,027	83,744	84,771
Taxes payable	70	624,025	624,095	23,430	355,650	379,080
Contributions to pension and social security institutions	—	574,590	574,590	626,769	—	626,769
Other liabilities	6,035	1,356,944	1,362,979	62,245	1,849,038	1,911,283

Total	33,922,261	5,197,587	39,119,848	35,287,498	6,107,974	41,395,472

Debentures	euro 12,660,489 thousand

Debentures include the following:

•	euro 6,898,572 thousand relating to notes issued under the “Global Note Program” as follows:

•	euro 2,500,000 thousand fixed-rate notes issued on February 1, 2002 in two tranches of euro 1,250,000 thousand each, maturing February 1, 2007 and February 1, 2012;

•	euro 3,000,000 thousand notes issued January 29, 2004, divided into three tranches: the first for euro 1,000,000 thousand, maturing October 29, 2007; the second for euro 750,000 thousand, maturing January 28, 2011; the third for euro 1,250,000 thousand, maturing January 29, 2019;

•	euro 110,000 thousand notes issued April 8, 2004, maturing March 30, 2009;

•	GBP 850 million notes (for an equivalent amount of euro 1,288,572 thousand) issued June 24, 2004, maturing June 24, 2019;

•	euro 211,917 thousand relating to the 2002 – 2022 notes reserved for subscription by employees, in service and retired, of companies, directly and indirectly, controlled by Telecom Italia with headquarters in Italy. The 20-year notes, with a face value of euro 50 each, issued at face value, are not listed and can only be traded with Telecom Italia at face value. The semi-annual interest is payable in arrears on January 1 and July 1 of every year and is indexed to the 6-month Euribor;

•	euro 2,500,000 thousand 2002-2012 fixed-rate notes originally subscribed to by the subsidiary Olivetti Finance N.V. (merged in Telecom Italia Finance effective June 1, 2004), issued June 26, 2002:

•	euro 1,400,000 thousand 2002-2012 fixed-rate notes originally subscribed to by the subsidiary Olivetti Finance N.V. (merged in Telecom Italia Finance effective June 1, 2004), issued December 23, 2002:

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

•	euro 1,500,000 thousand 2001-2011 fixed-rate notes subscribed to by Telecom Italia Finance, issued May 31, 2001:

•	euro 150,000 thousand 2001-2011 fixed-rate notes subscribed to by Telecom Italia Finance issued December 28, 2001.

Convertible debentures	euro 2,827,904 thousand

Details are as follows:

(in thousands of euro)	12/31/2003	Changes during the period	9/30/2004
Telecom Italia 1.5% 2001-2004 convertible notes with a premium on redemption
. Residual face value	1,266,268	(1,266,268)	—
. Premium on redemption	64,296	(64,296)	—

Total	1,330,564	(1,330,564)	—

Telecom Italia 1.5% 2001-2010 convertible notes with a premium on redemption
. Residual face value	2,389,802	(931)	2,388,871
. Premium on redemption	439,204	(171)	439,033

Total	2,829,006	(1,102)	2,827,904

TOTAL	4,159,570	(1,331,666)	2,827,904

Telecom Italia 1.5% 2001 – 2004 convertible bonds with a premium on redemption were fully repaid on January 1, 2004.

Due to banks	euro 887,380 thousand

Due to banks decreased by euro 303,714 thousand compared to December 31, 2003. They include medium/long-term debt totaling euro 518,046 thousand and short-term borrowings amounting to euro 369,334 thousand, relating to bank overdrafts.

Due to other lenders	euro 665,308 thousand

Due to other lenders decreased by euro 116,577 thousand compared to December 31, 2003. They consist of medium/long-term financing totaling euro 455,430 thousand and short-term loans payable amounting to euro 209,878 thousand.

Medium/long-term financing principally refers to liabilities for transactions in derivatives (euro 239,351 thousand) put into place with various banks to hedge loans made by subsidiaries, loans made by Cassa Depositi e Prestiti (euro 176,218 thousand) and by the Fondo per l’innovazione tecnologica (euro 34,459 thousand).

Short-term loans refer almost entirely to loans made by TI Securitisation Vehicle S.r.l. (euro 209,814 thousand) deriving from excess financial resources generated by securitization transactions.

Trade accounts payable	euro 1,390,028 thousand

Trade accounts payable decreased by euro 539,766 thousand compared to December 31, 2003. The balance includes euro 287,027 thousand due to other telecommunications operators.

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

Accounts payable to subsidiaries	euro 18,002,784 thousand

Accounts payable to subsidiaries decreased by euro 2,540,736 thousand compared to December 31, 2003. They consist of financial payables, trade accounts payable and other payables. Financial payables (euro 16,874,656 thousand) refer to current account transactions negotiated at market rates for cash management purposes and mainly include loans payable to Telecom Italia Finance (euro 12,979,857 thousand), Telecom Italia Capital (euro 3,223,467 thousand), TIM (euro 498,684 thousand) and Telecom Italia Sparkle (euro 59,806 thousand). Trade accounts payable (euro 1,085,364 thousand) mainly consist of accounts payable to TIM (euro 168,691 thousand), Telecom Italia Sparkle (euro 240,457 thousand), and Telecom Italia Media (euro 31,801 thousand) for the portion of TLC services invoiced by Telecom Italia to customers, and IT Telecom (euro 553,674 thousand) for supply transactions. Other payables (euro 42,764 thousand) mainly refer to payable payables for capital contributions particularly to Path.Net (euro 18,074 thousand), and sundry payables to IT Telecom (euro 9,324 thousand) and Telecom Italia Sparkle (euro 6,681 thousand).

Accounts payable to affiliated companies	euro 95,688 thousand

Accounts payable to affiliated companies increased by euro 10,917 thousand compared to December 31, 2003. They consist of financial payables, trade accounts payable and other payables. Financial payables (euro 419 thousand) refer to current account transactions negotiated at market rates for cash management purposes mainly due to Consorzio Telcal (euro 405 thousand). Trade accounts payable (euro 95,269 thousand) mainly refer to supply transactions with Italtel (euro 68,461 thousand) and Siemens Informatica (euro 15,329 thousand) and rents payable to Tiglio II (euro 4,712 thousand).

Taxes payable	euro 624,095 thousand

Taxes payable increased by euro 245,015 thousand, compared to December 31, 2003, and mainly refer to:

•	VAT payable, euro 574,701 thousand;

•	withholding taxes payable to the Italian Treasury as the substitute taxpayer, euro 28,475 thousand;

•	local other taxes payable, euro 20,850 thousand.

Contributions to pension and social security institutions	euro 574,590 thousand

Contributions to pension and social security institutions decreased by euro 52,179 thousand compared to December 31, 2003 They include amounts owed to social security and health institutions with regard to personnel. These specifically comprise euro 529,869 thousand payable to INPS for the estimated charges assessed pursuant to Law No. 58/1992, described under the accounting policies.

Other liabilities	euro 1,362,979 thousand

Other liabilities decreased by euro 548,304 thousand compared to December 31, 2003. They include, in particular, liabilities for:

•	customer-related items totaling euro 757,586 thousand, comprising, among other things, deposits by subscribers against telephone conversations and pre-billed basic charges;

•	employee-related items amounting to euro 445,094 thousand.

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

Accrued expenses and deferred income	euro 1,695,934 thousand

(euro 2,448,626 thousand at December 31, 2003)

Accrued expenses and deferred income decreased by euro 752,692 thousand compared to December 31, 2003, and included the following:

(in thousands of euro)	12/31/2003	9/30/2004
Accrued expenses
. trade	89	8,082
. financial	1,828,233	844,356
. other	—	19

	1,828,322	852,457

Deferred income
. trade	504,084	738,189
. financial	3,880	3,695
. other	112,340	101,593
. of which capital grants (unavailable portion)	110,532	97,376

	620,304	843,477

Total	2,448,626	1,695,934

Accrued trade expenses primarily relate to lease payments.

Accrued financial expenses mainly regard interest on long-term loans from subsidiaries (euro 328,540 thousand) relating entirely to Telecom Italia Finance, interest on bonds (euro 424,072 thousand), as well as interest on derivative financial transactions (euro 68,661 thousand).

Deferred income mainly includes pre-billed basic subscriber charges, rentals and maintenance of telephone equipment (euro 602,713 thousand), interconnecting fees and line lease revenues from Telecom Italia Sparkle and TIM, the unavailable portion of capital grants received after December 31, 1992 and financial items principally connected with loans to employees.

* * *

An analysis of liabilities and accrued expenses by maturity and type is provided in Annex 4.

Disclosure required by art. 2427, art. 6 of the Italian Civil Code regarding the breakdown of liabilities by geographical area is presented in Annex 5.

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

MEMORANDUM ACCOUNTS

Memorandum accounts total euro 24,916,517 thousand at September 30, 2004 and can be analyzed as follows:

Guarantees provided	euro 24,795,190 thousand

Guarantees provided consist of sureties (net of counter-guarantees received totaling euro 1,328,533 thousand), of which euro 24,522,456 thousand are provided on behalf of subsidiaries, euro 145,543 thousand on behalf of affiliated companies and euro 127,191 thousand on behalf of others. The guarantees are given mainly in respect of the notes issued by Telecom Italia Finance (under the Global Medium Term Note Program) for euro 19,973,351 thousand, by Telecom Italia Capital for euro 4,271,094 thousand, and other medium/long-term financial transactions, supply contracts and guarantees on bids to acquire licenses abroad.

Purchases and sales commitments	euro 107,384 thousand

This item consists of commitments for purchases of euro 101,249 thousand and commitments for sales of euro 6,135 thousand.

Commitments for purchases particularly include future lease obligations plus related purchase options (euro 56,268 thousand).

Commitments for sales refer to the sale of the investment in LI.SIT to Lombardia Informatica for euro 1,573 thousand, at the expiry of the contract (September 15, 2009), as well as the commitment to sell the 80.1% holding in Atesia for euro 4,562 thousand (transaction finalized on November 12, 2004).

Other memorandum accounts	euro 13,943 thousand

Other memorandum accounts mainly refer to assets of third parties on loan, on deposit for safekeeping and securities of third parties held as guarantees.

***

Moreover:

•	the Company issued weak letters of patronage totaling euro 967,257 thousand, chiefly on behalf of subsidiaries and affiliated companies to guarantee insurance polices, lines of credit and overdraft arrangements;

•	assets held by third parties on loan, on deposit for safekeeping or for similar purposes amount to euro 212,453 thousand, and mainly consist of equipment leased to customers;

•	guarantees provided by others for company obligations amount to euro 530,876 thousand to guarantee the proper performance of non-financial contractual obligations;

•	the shares of employees and private shareholders deposited at September 30, 2004 with Telecom Italia, and therefore subdeposited with Monte Titoli S.p.A., are equal to euro 66,243 thousand, whereas those awaiting assignment or in the process of being replaced total euro 67 thousand

•	the expense fund to safeguard the holders of savings shares, set up by resolution of the Shareholders’ Meeting of June 21, 1999, amounts to euro 2,087 thousand at September 30, 2004;

•	the total amount of commitments at September 30, 2004 for building lease obligations on contracts covering periods between 9 and 21 years amount to euro 4,089,641 thousand.

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

Derivative financial instruments

Transactions in derivative financial instruments at September 30, 2004 include combined cross currency & interest rate swaps (to covert some loan contracts in British pounds, US dollars and JPY to euro) and interest rate swaps (to covert loans originally at floating interest rates to fixed interest rates and to convert the indexing of debt linked with domestic parameters to the 6-month Euribor). The following table shows the notional values of the derivatives hedging medium/long-term debt at September 30, 2004.

DESCRIPTION	Notional amount in millions of euro
Floating to fixed IRS transactions put into place by Telecom Italia S.p.A.	6
Floating to floating IRS transactions put into place by Telecom Italia S.p.A.	197
CCIRS transactions put into place by Telecom Italia S.p.A. (*)	5,193

TOTAL	5,396

*	The protection structure is conditional on the loans being maintained performing by Telecom Italia S.p.A. for euro 345 million.

•	The floating to fixed IRS transactions (4.68%) put into place by Telecom Italia S.p.A. for a notional amount of euro 6 million refer to EIB loans at floating rates;

•	The floating to floating IRS transactions put into place by Telecom Italia S.p.A. for a notional amount of euro 197 million refer to the indexed loans at domestic parameters (Rendint, Rolint, Robot) with conversion to the 6-month Euribor;

•	CCIRS transactions put into place by Telecom Italia S.p.A. amounting to euro 5,193 million refer:

•	for euro 3,409 million, to the floating rate infragroup loan in USD, received from the subsidiary Telecom Italia Capital S.A. following the bonds issued in October 2003 for a total amount of US$4,000 million, with conversion of the loan to:

•	quarterly floating rate in euro maturing November 2008 for euro 851 million;

•	semiannual average 5.04% fixed rate in euro maturing November 2013 for euro 1,709 million, of which euro 470 million through two distinct and linked transactions ;

•	semiannual 5.99% fixed rate in euro maturing November 2033 for euro 849 million.

Moreover, against the issue of fixed rate bonds for USD 4,000 million (euro 3,223 million at the euro/USD exchange rate of September 30, 2004), Telecom Italia Capital S.A. signed IRS contracts converting the semiannual 4% fixed rate coupon on USD 1,000 million maturing November 2008, the 5.25% rate on USD 2,000 million maturing November 2013, the 6.38% rate on USD 1,000 million maturing November 2033 to quarterly floating rates in USD;

•	for euro 174 million, with reference to the Dual Currency loan with a notional principal of JPY 20 billion with a 5% fixed interest rate with a step-up of +0.45% in USD maturing October 2029, originally received by Olivetti International Finance N.V., now carried by Telecom Italia Finance S.A., the following was put into place:

•	by Telecom Italia S.p.A., a CCIRS in which Telecom Italia S.p.A., with regard to the infragroup loan in JPY, receives 6-month Libor in JPY and pays 6-month Euribor. This protection structure is conditional on the loan being maintained performing by Telecom Italia S.p.A.;

•	by Telecom Italia S.p.A., an IRS with the conversion of the semiannual floating rate in euro to a 6.13% fixed rate up to October 2004 and after that to an annual 6.68% fixed rate (or a semiannual floating rate in euro as elected by the counterpart) up to maturity;

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

•	for euro 171 million with reference to the bonds 2002/2032 of JPY 20 billion with a 3.55% fixed rate coupon maturing May 2032 originally issued by Olivetti Finance N.V., the following was put into place:

•	by Telecom Italia S.p.A., a CCIRS contract on a floating rate infragroup loan in JPY in which Telecom Italia S.p.A. receives 6-month Libor in JPY and pays 6-month Euribor. This protection structure is conditional on the loan being maintained performing by Telecom Italia S.p.A.;

•	for euro 150 million, CCIRSs linked to an EIB loan in USD with conversion to a floating rate in euro;

•	for euro 1,289 million, with regard to bonds 2004/2019 with an annual 6.375% fixed rate in GBP, maturing June 2019, CCIRSs with three-year maturities with conversion to the semiannual Euribor.

At September 30, 2004, Telecom Italia S.p.A. has exchange rate transactions put into place for treasury management purposes for a notional amount of euro 180 million.

Consistent with the accounting principles disclosed previously, the negative difference, if any, on the valuation of the above detailed derivative financial instruments at fair value, is recognized in the statement of income under financial expenses.

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

STATEMENTS OF INCOME

PRODUCTION VALUE	euro 11,989,264 thousand

(euro 12,077,438 thousand in the first nine months of 2003)

Production value includes the following captions:

Sales and service revenues	euro 11,793,169 thousand

Sales and service revenues decreased by euro 79,057 thousand compared to the first nine months of 2003 and are shown gross of the amount due to other operators (euro 2,250,267 thousand), which are included in “service costs “.

The breakdown of revenues by business segment, expressly required by art. 2427, point 10, of the Italian Civil Code, is presented in the following table, while the breakdown of revenues by geographical area, also required by the same article of the Italian Civil Code, is presented in Annex 5.

Breakdown by business segment

(in thousands of euro)	9 months to 9/30/2004	9 months to 9/30/2003	Change
Sales:
- telephone products	372,985	241,923	131,062
- other goods	192	193	(1)

	373,177	242,116	131,061

Services:
- Traffic	4,882,953	5,148,313	(265,360)
- Basic subscription charges (of which)	5,948,010	5,896,528	51,482
. for lines leased to other TLC operators	834,171	863,992	(29,821)
- Fees	255,202	210,776	44,426
- Miscellaneous income	333,827	374,493	(40,666)

	11,419,992	11,630,110	(210,118)

Total	11,793,169	11,872,226	(79,057)

Traffic revenues are detailed as follows:

(in thousands of euro)	9 months to 9/30/2004	9 months to 9/30/2003	Change
• Retail traffic:
- phone	3,437,352	3,550,296	(112,944)
- internet (online dial-up and ADSL)	390,507	351,254	39,253
- VAS and data	505,004	713,114	(208,110)
	4,332,863	4,614,664	(281,801)

• National wholesale traffic	550,090	533,649	16,441

Total	4,882,953	5,148,313	(265,360)

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

Revenues from basic subscription charges are detailed below:

(in thousands of euro)	9 months to 9/30/2004	9 months to 9/30/2003	Change
• Retail subscription charges:
- phone	3,711,161	3,769,575	(58,414)
- ADSL	264,754	164,827	99,927
- VAS and data	1,137,840	1,098,134	39,706
	5,113,755	5,032,536	81,219

• National wholesale subscription charges	834,255	863,992	(29,737)

Total	5,948,010	5,896,528	51,482

Revenues from fees to activate service are detailed below:

(in thousands of euro)	9 months to 9/30/2004	9 months to 9/30/2003	Change
• Retail fees:
- phone	113,116	96,412	16,704
- ADSL	49,265	6,699	42,566
- VAS and data	34,737	23,931	10,806
	197,118	127,042	70,076

• National wholesale fees	58,084	83,734	(25,650)

Total	255,202	210,776	44,426

Revenues from sales (euro 373,177 thousand) increased by euro 131,061 thousand compared to the first nine months of 2003. The increase is mainly due to higher sales of cordless phones (in particular, the Aladino model) and web service products.

Transactions for revenues from sales and services with subsidiaries and affiliated companies total euro 946,300 thousand. In particular, they refer to:

•	TIM (euro 453,567 thousand) - revenues for mobile-fixed interconnections and lines leased;

•	Telecom Italia Media (euro 118,208 thousand) – telecommunications services;

•	Teleleasing (euro 95,790 thousand) - sales of telecommunications products and services;

•	Path.Net (euro 84,712 thousand) - TLC services and infrastructures dedicated to the Public Administration;

•	Telecom Italia Sparkle (euro 45,225 thousand) – telecommunications services;

•	LI.SIT. (euro 29,001 thousand) – supply of health cards to the Lombardy Region;

•	IT Telecom (euro 26,834 thousand) – telecommunications services.

Changes in inventory of contract work in process	euro 9,544 thousand

Changes in inventory of contract work in process represents the increase for new work (in particular, for LI.SIT., the sanitary paper for the Lombardy Region) and the decrease as a result of completed contracts.

Increases in capitalized internal construction costs	euro 55,643 thousand

These consist entirely of capitalized labor costs. Increases in capitalized internal construction costs rose by euro 15,283 thousand compared to the first nine months of 2003.

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

Other revenues and income	euro 130,908 thousand

Other revenues and income decreased by euro 28,294 thousand compared to the first nine months of 2003. They include the following:

(in thousands of euro)	9 months to 9/30/2004	9 months to 9/30/2003	Change
Operating grants	2,666	7,661	(4,995)
Gains on disposal of assets used in the production process	3,541	3,161	380
Reimbursements of costs for employees on loan at Group companies	16,683	21,044	(4,361)
Capital grants recorded in income	14,783	18,044	(3,261)
Late payment fees	50,734	58,954	(8,220)
Indemnification, reimbursements and recoveries and other miscellaneous income	42,501	50,338	(7,837)

Total	130,908	159,202	(28,294)

Transactions involving other revenues and income with subsidiaries and affiliated companies total euro 46,818 thousand. They refer to the recovery of costs for personnel on loan and sundry services, mainly in respect of:

•	TIM (euro 14,412 thousand);

•	Telecom Italia Sparkle (euro 10,221 thousand);

•	IT Telecom (euro 9,433 thousand);

•	Finsiel (euro 3,227 thousand).

PRODUCTION COSTS	euro 8,733,176 thousand

(euro 8,908,163 thousand in the first nine months of 2003)

Production costs include the following:

Raw materials, supplies and merchandise	euro 339,488 thousand

Raw materials, supplies and merchandise increased by euro 97,116 thousand, compared to the first nine months of 2003 (euro 242,372 thousand), mainly on account of higher purchases of telephone equipment for sale to customers.

They principally include “costs for purchases of telephone equipment to be resold to customers” for euro 171,741 thousand, “costs for purchases of inventory materials” for euro 122,402 thousand, “costs for purchases of materials for the management of corporate assets” for euro 24,643 thousand and “costs for purchases of supply materials” for euro 17,751 thousand.

Raw materials, supplies and merchandise costs include transactions with subsidiaries and affiliated companies of euro 29,939 thousand mainly in reference to IT Telecom (euro 12,029 thousand), Teleleasing (euro 7,329 thousand), TIM (euro 1,750 thousand) and Olivetti Tecnost (euro 2,947 thousand).

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

Services	euro 3,825,376 thousand

Costs for services decreased by euro 18,655 thousand compared to the first nine months of 2003. They consist of the following:

(in thousands of euro)	9 months to 9/30/2004	9 months to 9/30/2003	Change
Advertising and promotion	107,816	100,492	7,324
Selling expenses	204,263	187,882	16,381
Maintenance	225,543	164,851	60,692
Professional and consulting fees	114,989	112,734	2,255
Electricity and water	119,151	121,660	(2,509)
Telephone bill mailing expenses	32,531	32,313	218
Interconnection costs	26,213	26,640	(427)
Insurance	20,399	17,657	2,742
Amounts due to other operators	2,250,267	2,337,705	(87,438)
Distribution and logistics expenses	36,167	33,699	2,468
Other services	688,037	708,398	(20,361)

Total	3,825,376	3,844,031	(18,655)

Service costs include euro 1,622,607 thousand of transactions with subsidiaries and affiliated companies. They mainly regard:

•	TIM (euro 746,494 thousand) - telecommunications services and interconnection costs;

•	IT Telecom (euro 253,834 thousand) – professional fees, maintenance and selling expenses;

•	Telecom Italia Sparkle (euro 276,745 thousand) – telecommunications services and interconnection costs;

•	Telecom Italia Media (euro 136,594 thousand) – telecommunications services and selling expenses;

•	Telenergia (euro 97,139 thousand) – electricity;

•	Atesia (euro 13,213 thousand) – outsourcing costs for call center and assistance activities.

Use of property not owned	euro 444,940 thousand

Use of property not owned decreased by euro 87,778 thousand, compared to the first nine months of 2003, mainly due to the absence of costs for the purchase of satellite capacity after Telespazio directly took over business dealings with the satellite consortia.

These costs consist of:

(in thousands of euro)	9 months to 9/30/2004	9 months to 9/30/2003	Change
Rentals	347,206	333,343	13,863
Hires	80,458	186,725	(106,267)
Lease installments	13,870	11,091	2,779
Other	3,406	1,559	1,847

Total	444,940	532,718	(87,778)

This item comprises euro 191,284 thousand of costs for the use of property not owned relating to transactions with subsidiaries and affiliated companies, specifically with Tiglio I (euro 45,310 thousand) and Tiglio II (euro 18,685 thousand) for building rentals, Telecom Italia Sparkle (euro 58,063 thousand) for line leases, IT Telecom (euro 20,739 thousand) for hardware and software rentals, Teleleasing (euro 3,928 thousand) for hire and leasing installments.

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

Personnel costs	euro 1,788,878 thousand

Personnel costs decreased by euro 63,952 thousand compared to the first nine months of 2003. They comprise “wages and salaries” (euro 1,258,785 thousand), “social security contributions” (euro 401,740 thousand), employee “termination indemnities” (euro 98,374 thousand) and “other costs” (euro 29,979 thousand). Personnel costs include the costs of employees on loan to other Group companies (euro 16,683 thousand) and recovered from the same Group companies; the income from the recovery of such costs is recorded in “Other revenues and income”.

A comparative breakdown of the average number of employees by professional category in the first nine months of 2004 is presented as follows:

	9 months to 9/30/2004	9 months to 9/30/2003
Executives	904	927
Middle management	1,975	1,884
Clerical staff	47,144	46,297
Technicians	234	4,310

Total	50,257	53,418

Amortization, depreciation and writedowns	euro 2,061,657 thousand

Details of this caption are provided as follows:

Amortization of intangible assets	euro 426,637 thousand

Amortization of intangible assets increased by euro 9,506 thousand, compared to the first nine months of 2003, and refers to the following assets:

(in thousands of euro)	9 months to 9/30/2004	9 months to 9/30/2003	Change
Start-up and expansion costs	8,628	20,794	(12,166)
Industrial patents and intellectual property rights	399,072	374,848	24,224
Concessions, licenses, trademarks and similar rights	68	7,480	(7,412)
Goodwill	201	120	81
Other intangibles	18,668	13,889	4,779

Total	426,637	417,131	9,506

Depreciation of fixed assets	euro 1,576,641 thousand

Depreciation of fixed assets decreased by euro 115,170 thousand compared to the first nine months of 2003, and refers to the following assets:

(in thousands of euro)	9 months to 9/30/2004	9 months to 9/30/2003	Change
Land and building	57,782	60,296	(2,514)
Plant and machinery	1,494,774	1,589,182	(94,408)
Manufacturing and distribution equipment	5,478	8,559	(3,081)
Other fixed assets	18,607	33,774	(15,167)

	1,576,641	1,691,811	(115,170)

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

Writedowns of receivables included in current assets and liquid assets	euro 58,379 thousand

This caption includes the provision to the allowance for doubtful trade accounts receivables from customers.

Changes in inventories of raw materials, supplies and merchandise	- euro 42,104 thousand

The change reflects purchases of equipment destined for sale and goods for maintenance unused and also takes into account writedowns for obsolete materials and materials with diminished utilization. The amount primarily refers to inventories connected with the marketing of Aladino cordless phone and videophones.

Provisions for risks	euro 24,929 thousand

Provisions for risks refer to provisions made to the “reserve for litigation” to cover expenses connected with the probable outcome of disputes with third parties.

Miscellaneous operating costs	euro 290,012 thousand

Miscellaneous operating costs increased by euro 60,729 thousand, compared to the first nine months of 2003, and include the following:

Losses on disposal of assets	euro 15,938 thousand

These losses mainly refer to the disposal of fixed assets.

TLC operating fees	euro 17,360 thousand

TLC operating fees mainly include the fee for the assignment of available numbers (euro 6,575 thousand) and the fee for the use of radio frequencies (euro 6,487 thousand) established by the Ministerial Decree of February 5, 1998, in addition to the fee for the operation of the regulatory body (euro 3,983 thousand).

Other miscellaneous costs	euro 256,714 thousand

Other miscellaneous costs increased by euro 53,012 thousand, compared to the first nine months of 2003, and include the following:

(in thousands of euro)	9 months to 9/30/2004	9 months to 9/30/2003	Change
• other indirect duties and annual taxes, relating mainly to local property taxes, local duties, stamp and register tax, vehicle tax, production and electrical energy consumption taxes and permits and government concession taxes	69,323	74,500	(5,177)
• association dues and membership fees	12,667	13,263	(596)
• losses due to settlements	63,549	17,979	45,570
• losses on the sale of receivables	59,231	41,957	17,274
• other costs, essentially relating to compensation due to customers under service regulations for delays in hookups or line transfers, damages paid to third parties for line installations and maintenance	51,944	56,003	(4,059)

Total	256,714	203,702	53,012

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

FINANCIAL INCOME AND EXPENSE	- euro 1,276,892 thousand

(- euro 1,279,337 thousand in the first nine months of 2003)

Financial income and expense shows an expense balance of euro 1,276,892 thousand. Details are as follows:

(in thousands of euro)		9 months to 9/30/2004	9 months to 9/30/2003	Change
Income from equity investments	(A)	16,464	680,274	(663,810)
Other financial income	(B)	154,538	77,766	76,772
Interest and other financial expense	(C)	1,447,467	2,042,273	(594,806)
Foreign exchange gains and losses	(D)	(427)	4,896	(5,323)

Total	(A+B-C+D)	(1,276,892)	(1,279,337)	2,445

Income from equity investments refers to the following:

(in thousands of euro)	9 months to 9/30/2004	9 months to 9/30/2003	Change
Dividends from subsidiaries, affiliated companies and other companies	12,126	601,058	(588,932)
Other income from equity investments	4,338	79,216	(74,878)

Total	16,464	680,274	(663,810)

Dividends from subsidiaries, affiliated companies and other companies mainly refer to TIM shares recorded in current assets (euro 9,804 thousand). Dividends decreased by euro 588,932 thousand, compared to the first nine months of 2003, following the collection, in the period under comparison, of both dividends pre-merger by the merged company Telecom Italia (euro 511,245 thousand), and the reserves of the subsidiary TIM (euro 80,770 thousand).

Other income from equity investments refer to the recovery of the share premium from the company LI.SIT. and decreased by euro 74,878 thousand owing to the elimination of the tax credit on dividends following the tax reform introduced by Legislative Decree No. 344/2003.

Other financial income includes the following:

	9 months to 9/30/2004			9 months to 9/30/2003	Change
(in thousands of euro)	Included in long-term investments	Included in current assets	Total
Interest and fees on:
• accounts receivable
. from subsidiaries	2,784	23,782	26,566	25,126	1,440
. from affiliated companies	1,578	48	1,626	5,199	(3,573)
. other	5,355		5,355	8,837	(3,482)
• securities	—	241	241	1,642	(1,401)
• banks and the Postal Administration	—	15,752	15,752	10,981	(4,771)

	9,717	39,823	49,540	51,785	(2,245)

Income on derivative financial instruments			88,885	14,661	74,224
Other income			16,113	11,320	4,793

			154,538	77,766	76,772

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

Other financial income includes euro 28,218 thousand of interest and fees on receivables from subsidiaries and affiliated companies, almost all of which refers to accrued interest on current accounts for cash management purposes, mainly with:

•	Olivetti Tecnost (euro 9,017 thousand);

•	IT Telecom (euro 5,909 thousand);

•	Stet Hellas (euro 2,560 thousand) relating to income on long-term receivables described in the note on long-term investments;

•	Telecom Italia Finance (euro 2,039 thousand, financial fees);

•	TIM (euro 1,326 thousand).

Interest and other financial expense can be analyzed as follows:

	9 months to 9/30/2004			9 months to 9/30/2003	Change
(in thousands of euro)	Medium/ long-term debt	Short-term borrowings	Total
Interest and fees paid to subsidiaries	424,495	141,801	566,296	657,199	(90,903)
Interest and fees paid to affiliated companies	—	167	167	254	(87)
Interest and fees paid to others and miscellaneous expenses
• on due to banks	14,191	6,569	20,760	90,060	(69,300)
• on debentures	596,799	—	596,799	1,093,328	(496,529)
• on due to other lenders	8,315	11,013	19,328	24,366	(5,038)
• on other items
- Accrued portion of issue discounts and similar charges on loans	—	41,942	41,942	45,852	(3,910)
- Provision to the allowance for doubtful accounts for the “Deferred Purchasing Price”	—	9,755	9,755	19,993	(10,238)
- Expenses on derivative financial instruments	—	153,886	153,886	44,008	109,878
- Other financial expense	14,417	24,117	38,534	67,213	(28,679)

Total	1,058,217	389,250	1,447,467	2,042,273	(594,806)

Interest on debentures (euro 596,799 thousand) includes interest by Telecom Italia Finance (euro 296,483 thousand) for bonds subscribed to by this company and described in a specific note.

Interest and other financial expense includes euro 566,293 thousand of interest and fees on payables to subsidiaries and affiliated companies principally with regard to:

•	Telecom Italia Finance (euro 430,440 thousand), Olivetti Holding B.V. (euro 43,273 thousand), Telecom Italia Capital (euro 55,389 thousand) and TIM (euro 29,693 thousand) – mainly for interest expenses accrued on current accounts for cash management purposes.

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

Foreign exchange gains and losses include the following:

(in thousands of euro)	9 months to 9/30/2004	9 months to 9/30/2003	Change
Foreign exchange gains
. from amounts realized	1,966	11,441	(9,475)
. from adjustments	3693	6,520	(2,827)

Total (A)	5,659	17,961	(12,302)

Foreign exchange losses
. from amounts realized	2,661	3,013	(352)
. from adjustments	3,425	10,052	(6,627)

Total (B)	6,086	13,065	(6,979)

Total (A-B)	(427)	4,896	(5323)

VALUE ADJUSTMENTS TO FINANCIAL ASSETS	euro 5,317 thousand

(- euro 237,067 thousand in the first nine months of 2003)

Value adjustments to financial assets include upward adjustments (euro 60,810 thousand) and writedowns of equity investments (euro 55,409 thousand) and writedowns of securities, other than equity investments, included in current assets (euro 84 thousand).

Upward adjustments relate to the writeback of value regarding the investment in Olivetti Tecnost (euro 60,000 thousand) carried out when the underlying assumption which gave rise to the writedowns in prior years no longer applied.

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

The writedowns of equity investments regarded the following companies:

		9 months to 9/30/2004			9 months to 9/30/2003	Change
(in thousands of euro)		Writedowns to carrying values	Writedowns recorded in the reserve for losses of subsidiaries and affiliates	Total
Included in long-term investments
. Netesi		79	—	79	1,950	(1,871)
. EPIClink		3,729	—	3,729	—	3,729
. Latin American Nautilus		7,093	—	7,093	12,506	(5,413)
. TILAB S.A.		48	277	325	7,062	(6,737)
. IT Telecom		25,659	—	25,659	101,227	(75,568)
. Sky Italia		—	—	—	64,248	(64,248)
. Telecom Italia Learning Services		2,521	10,036	12,557	32,631	(20,074)
. Olivetti Tecnost		—	—	—	16,571	(16,571)
. Olivetti International		—	—	—	33,200	(33,200)
. Trainet		—	1,000	1,000	900	100
. Olivetti Finance		—	—	—	3,611	(3,611)
. Telecom Italia America Latina		—	—	—	1,533	(1,533)
. Edotel		—	—	—	6,759	(6,759)
. Loquendo		329	—	329	—	329
. Siosistemi		—	—	—	1,405	(1,405)
. LI.SIT		4,338	—	4,338	—	4,338
. PAR.FIN		255	—	255	—	255
. Other companies		12	—	12	8,022	(8,010)

	(A)	44,063	11,313	55,376	291,625	(236,249)

Included in short-term financial assets
. TIM		—	—	—	12,031	(12,031)
. Telecom Italia Media		20	—	20	33	(13)
. Portal Software		13	—	13	—	13
. Biesse		—	—	—	121	(121)
. Other companies		—	—	—	3	(3)

	(B)	33	—	33	12,188	(12,155)

Total (A+B)		44,096	11,313	55,409	303,813	(248,404)

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

EXTRAORDINARY INCOME AND EXPENSE -	euro 320,742 thousand

(- euro 274,826 thousand in the first nine months of 2003)

Details of the balance are as follows:

(in thousands of euro)		9 months to 9/30/2004	9 months to 9/30/2003	Change
Income
. gains on disposals		10,523	32,969	(22,446)
. elimination of tax interference		932	—	932
. release of liability and reserve for risks for grants under Law 488/1998		—	921,872	(921,872)
. recoveries under Law 58/1992 and damage compensation		7,725	4,709	3,016
. other		24,420	30,009	(5,589)

	(A)	43,600	989,559	(945,959)

Expense
. expenses under Law 58/1992		123,075	122,490	585
. losses on sale of Seat Pagine Gialle		—	347,703	(347,703)
. loss on sale of buildings		—	40,096	(40,096)
. provisions and writedowns of equity investments		112,416	146,139	(33,723)
. restructuring costs (employee reduction plans, territorial and other layoffs, CIGS)		59,572	75,645	(16,073)
. prior period expenses for telephone cards		—	56,434	(56,434)
. expenses on Olivetti/Telecom Italia merger and sale of Nuova Seat		—	173,037	(173,037)
. expenses for Pagine Italia settlement		—	55,000	(55,000)
. prior years’ receivables writeoffs		—	182,992	(182,992)
. expenses for damages by third parties		14,142	13,022	1,120
. expenses and provisions for corporate transactions		6,348	6,000	348
. prior years’ taxes		1,271	4,698	(3,427)
. other		47,518	41,129	6,389

	(B)	364,342	1,264,385	(900,043)

Total	(A-B)	(320,742)	(274,826)	(45,916)

Extraordinary income, equal to euro 43,600 thousand, relates to the following:

•	gains (euro 10,523 thousand) realized principally on the sale of a part of Pirelli Real Estate shares (euro 9,044 thousand) and the sale of the “Document Management” business segment (euro 1,000 thousand);

•	elimination of prior period tax interference (euro 932 thousand), pursuant to Legislative Decree No. 6 dated January 17, 2003, as amended, introducing the reform of corporate law, following accelerated depreciation taken in prior years by the acquiring company Olivetti as allowed by tax laws;

•	recovery of expenses from companies of the Group relating to Law 58/1992 (euro 1,540 thousand) and from third parties for damage compensation (euro 6,185 thousand);

•	other prior period income of euro (euro 24,420 thousand).

The reduction of euro 945,959 thousand, compared to the first nine months of 2003, is principally attributable to prior period income (euro 921,872 thousand) booked in 2003 as a result of the elimination of the telecommunications license fee and lower gains on the sale of fixed assets and long-term investments.

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

Extraordinary expense, equal to euro 364,342 thousand, comprises the following:

•	expenses under Law 58/1992 (euro 123,075 thousand) to cover employees under the former fund “Telephone Employees Pension Fund” (FPT), which became part of the general “Employees Pension Fund”, in accordance with the 2000 Finance Bill;

•	provisions on the equity investment in Telecom Italia Media (euro 112,416 thousand);

•	expenses (euro 59,572 thousand) for corporate restructuring relating to employee cutbacks and layoffs;

•	expenses for damages sustained to the assets as a result of natural disasters or caused by third parties (euro 14,142 thousand);

•	expenses (euro 3,848 thousand) following the guarantees connected with corporate transactions and the provisions associated with the sale of the “Document Management” business segment (euro 2,500 thousand);

•	prior period taxes (euro 1,271 thousand);

•	other prior period expenses (euro 47,518 thousand).

The reduction of euro 900,043 thousand, compared to the first nine months of 2003, is essentially due to the posting of the following items in 2003:

•	loss on the sale of Nuova Seat Pagine Gialle (euro 347,703 thousand);

•	expenses connected with the Olivetti - Telecom Italia merger and the sale of the company Nuova Seat Pagine Gialle (euro 173,037 thousand);

•	prior period expenses relating to both the writeoff of accounts receivables balances in prior years (euro 182,992 thousand) and the adjustment of estimates regarding the value of prepaid telephone cards (euro 56,434 thousand);

•	writedowns of the investments in EPIClink (euro 105,991 thousand) and Loquendo (euro 10,148 thousand) and provisions for guarantees provided upon the sale of the satellite consortia (euro 30,000 thousand);

•	expenses relating to the settlement with Pagine Italia (euro 55,000 thousand).

Income taxes for the period, current and deferred	euro 770,155 thousand

Income taxes for the period totaling euro 770,155 thousand consist of current income taxes calculated on the basis of the best possible estimate using available information and on a reasonable projection of performance for the year up to the end of the tax period.

Income taxes increased by euro 1,404,236 thousand compared to the corresponding period of 2003 which, as stated, had benefited from the posting of deferred tax credits (euro 1,286,000 thousand) which became recoverable thanks to the Olivetti – Telecom Italia merger.

**

The following Annexes numbered 1 to 6 are an integral part of these notes.

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

ANNEX 1

LONG-TERM INVESTMENTS AND ADVANCES ON FUTURE CAPITAL CONTRIBUTIONS OF SUBSIDIARIES AND AFFILIATED COMPANIES

	12/31/2003										9/30/2004
(in thousands of euro)	Cost	Upward adjust- ments	Writedowns	Carrying value	Purchases / Subscrip- tions	Reclassi- fications/	Disposals (1)	Writedowns(-) / Writebacks of value(+)	Capital Replenish- ments	Total	Cost	Upward adjust- ments	Writedowns	Carrying value
Equity investments in subsidiaries

ATESIA	3,707	—	—	3,707		(380)				(380)	3,327	—	—	3,327
Consorzio Energia Gruppo Telecom Italia	5	—	—	5						—	5	—	—	5
DOMUS ACCADEMY	2,400	—	—	2,400						—	2,400	—	—	2,400
EDOTEL	9,056	—	(6,914)	2,142	1,459	1,200		46		2,705	4,847	—		4,847
EMSA SERVIZI	5,000	—	—	5,000						—	5,000	—	—	5,000
EPIClink	450	—	(450)	—						—	450	—	(450)	—
FINSIEL	364,680	—	(115,000)	249,680						—	364,680	—	(115,000)	249,680
I.T. TELECOM	171,521	—	(114,871)	56,650		110,440		(25,659)		84,781	167,090	—	(25,659)	141,431
INTELCOM SAN MARINO	—	—	—	—							—	—	—	—
IRIDIUM ITALIA (in liquidation)	775	—	(775)	—						—	775	—	(775)	—
LATIN AMERICAN NAUTILUS S.A.	5,241	—	(3,268)	1,973	40,801			(7,093)		33,708	46,042	—	(10,361)	35,681
LOQUENDO	7,820	—	(7,820)	—						—	7,820	—	(7,820)	—
MED-1 Submarine Cables	5	—	—	5						—	5	—	—	5
MEDITERRANEAN NAUTILUS S.A.	14,352	—	—	14,352						—	14,352	—	—	14,352
NETESI	14,745	—	(14,745)	—		435		(79)		356	435	—	(79)	356
OFI CONSULTING (ex-OLIVETTI FINANZIARIA				—						—
INDUSTRIALE	78,940	—	(43,831)	35,109						—	78,940	—	(43,831)	35,109
OLIVETTI GESTIONI IVREA (ex-THEMA)	7,516	—	—	7,516			(4,849)			(4,849)	2,667	—	—	2,667
OLIVETTI INTERNATIONAL	442,740	—	(162,177)	280,563		(280,563)				(280,563)	—	—	—	—
OLIVETTI MULTISERVICES	41,042	—	(639)	40,403						—	41,042	—	(639)	40,403
OLIVETTI TECNOST	78,000	—	(27,749)	50,251				60,000		60,000	110,251	—	—	110,251
PATH.NET	25,820	—	—	25,820						—	25,820	—	—	25,820
SAIAT	34,743	11,616	—	46,359						—	34,743	11,616	—	46,359
TECNO SERVIZI MOBILI	53	—	—	53						—	53	—	—	53
TELECOM ITALIA AMERICA LATINA	13,220	—	(13,220)	—						—	13,220	—	(13,220)	—
TELECOM ITALIA AUDIT (ex-IN.TEL.AUDIT)	1,750	—	—	1,750						—	1,750	—	—	1,750
TELECOM ITALIA CAPITAL SA	2,388	—	—	2,388						—	2,388	—	—	2,388
TELECOM ITALIA DEUTSCHLAND HOLDING	243,201	—	—	243,201						—	243,201	—	—	243,201
TELECOM ITALIA INTERNATIONAL	7,851,463	—	(3,545,848)	4,305,615			(1,800,000)			(1,800,000)	4,629,735	—	(2,124,120)	2,505,615
TELECOM ITALIA LEARNING SERVICES	1,560	—	(1,560)	—						—	1,560	—	(1,560)	—
TELECOM ITALIA MEDIA	1,974,913	—	(1,227,787)	747,126				(112,416)		(112,416)	1,974,913	—	(1,340,203)	634,710
TELECOM ITALIA MOBILE	27,182,687	84,144	—	27,266,831						—	27,182,687	84,144	—	27,266,831
TELECONTACTCENTER	110	—	—	110		380				380	490	—	—	490
TELENERGIA	40	—	—	40						—	40	—	—	40
TELSY	14,512	—	—	14,512						—	14,512	—	—	14,512
TI FINANCE	607,507	38,057	(645,564)	—		280,563				280,563	888,070	38,057	(645,564)	280,563
TI LAB GENERAL PARTNER	33	—	(12)	21			(9)	(12)		(21)	—	—	—	—
TI LAB SA	131	—	(83)	48				(48)		(48)	131	—	(131)	—
TI SPARKLE	784,765	—	—	784,765						—	784,765	—	—	784,765
TRAINET (in liquidation)	674	—	(674)	—						—	674	—	(674)	—

	39,987,565	133,817	(5,932,987)	34,188,395	42,260	112,075	(1,804,858)	(85,261)	—	(1,735,784)	36,648,880	133,817	(4,330,086)	32,452,611

(1)	OLIVETTI GESTIONI IVREA	I.T. TELECOM	NETESI	TILAB GP (in liquidation)	EDOTEL	TELECOM ITALIA INTERNATIONAL
Cost	4,849	114,871	15,960	33	6,868	3,221,727
Writedowns		(114,871)	(15,960)	(24)	(6,868)	(1,421,727)

	4,849	—	—	9	—	1,800,000

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

	12/31/2003										9/30/2004
(in thousands of euro)	Cost	Upward adjust- ments	Write- downs	Carrying value	Purchases / Subscrip- tions	Reclassi- fications/	Disposals (1)	Writedowns(-) / Writebacks of value(+)	Capital Replenish- ments	Total	Cost	Upward adjust- ments	Write- downs	Carrying value
Equity investments in affiliated companies

AREE URBANE	5,589	—	—	5,589						—	5,589	—	—	5,589
ASSCOM INSURANCE BROKERS	20	—	—	20						—	20	—	—	20
CARTESIA	50	—	—	50						—	50	—	—	50
Consorzio ARS (in liquidation)	—	—	—	—						—	—	—	—	—
Consorzio DREAM FACTORY	89	—	(89)	—						—	89	—	(89)	—
Consorzio EO (in liquidation)	16	—	—	16						—	16	—	—	16
Consorzio LABORATORIO DELLA CONOSCENZA	14	—	(4)	10						—	14	—	(4)	10
Consorzio NAVIGATE CONSORTIUM	300	—	—	300						—	300	—	—	300
Consorzio S.I.A.R.C. (in liquidation)	1	—	—	1	1	(1)				—	1	—	—	1
Consorzio TELCAL	211	—	—	211						—	211	—	—	211
Consorzio TELEMED (in liquidation)	10	—	—	10						—	10	—	—	10
EUROFLY SERVICE	—	—	—	—		2,035				2,035	2,312	—	(277)	2,035
IM.SER	399	—	—	399		(168)			126	(42)	357	—	—	357
IN.VA.	206	—	(45)	161						—	206	—	(45)	161
LI.SIT.	37,400	—	(3,258)	34,142				(4,338)		(4,338)	37,400	—	(7,596)	29,804
LOCALPORT	145	—	(145)	—						—	—	—	—	—
MIRROR INTERNATIONAL HOLDING	124,689	—	(70,000)	54,689						—	124,689	—	(70,000)	54,689
NORDCOM	29,045	—	(26,902)	2,143						—	29,045	—	(26,902)	2,143
OCN TRADING (in liquidation)	1	—	—	1						—	1	—	—	1
SIEMENS INFORMATICA	2,417	1,424	—	3,841						—	2,417	1,424	—	3,841
SINOPIA INFORMATICA (in bankruptcy)	—	—	—	—							—	—	—	—
SIOSISTEMI	3,305	—	(1,705)	1,600			(1,600)			(1,600)	—	—	—	—
SITEBA	—	—	—	—						—	—	—	—	—
SKY ITALIA (ex-Stream)	282,358	—	(238,279)	44,079	19,315	24,465	(87,859)			(44,079)	—	—	—	—
SOFORA TELECOMUNICACIONES S.A.	1	—	—	1						—	1	—	—	1
TELBIOS	3,375	—	—	3,375						—	3,375	—	—	3,375
TELEGONO	413	—	—	413						—	413	—	—	413
TIGLIO I	227,273	—	—	227,273			(47,985)			(47,985)	179,288	—	—	179,288
TIGLIO II	72,070	—	—	72,070						—	72,070	—	—	72,070
VOICE MAIL INTERNATIONAL (in liquidation)	3,801	—	(3,801)	—						—	3,801	—	(3,801)	—

	793,198	1,424	(344,228)	450,394	19,316	26,331	(137,444)	(4,338)	126	(96,009)	461,675	1,424	(108,714)	354,385

(1)	SIOSISTEMI	LOCALPORT	Cons. S.I.A.R.C.	IM.SER	TIGLIO I	Sky Italia
Cost	3,305	145	1	168	47,985	345,453
Writedowns	(1,705)	(145)	(1)	(168)	—	(257,594)

	1,600	—	—	—	47,985	87,859

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

	12/31/2003										9/30/2004
(in thousands of euro)	Cost	Upward adjust- ments	Writedowns	Carrying value	Purchases / Subscrip- tions	Reclassi- fications/	Disposals (1)	Writedowns(-) / Writebacks of value(+)	Capital Replenish- ments	Total	Cost	Upward adjust- ments	Writedowns	Carrying value
Equity investments in other companies

ANCITEL	93	—	—	93						—	93	—	—	93
AZIENDA ESERCIZIO GAS	1	—	—	1						—	1	—	—	1
BIOINDUSTRY PARK DEL CANAVESE	52	—	—	52						—	52	—	—	52
CAF ITALIA 2000	—	—	—	—						—	—	—	—	—
CERM L’AQUILA	266	—	—	266						—	266	—	—	266
CONSORTIUM	19,527	—	—	19,527						—	19,527	—	—	19,527
Consorzio ABI LAB	—	—	—	—	1					1	1	—	—	1
Consorzio C.I. MARK	3	—	—	3		(3)				(3)	—	—	—	—
Consorzio CAISI (in liquidation)	—	—	—	—						—	—	—	—	—
Consorzio CEFRIEL	36	—	—	36						—	36	—	—	36
Consorzio CIES	26	—	—	26						—	26	—	—	26
Consorzio CO.TIM (in liquidation)	4	—	(2)	2		(2)				(2)	—	—	—	—
Consorzio COREP	10	—	—	10						—	10	—	—	10
Consorzio CRATI	—	—	—	—						—	—	—	—	—
Consorzio BIOINGEGNERIA INFORMATICA MEDICA	15	—	—	15		(15)				(15)	—	—	—	—
Consorzio DISTRETTO AUDIOVISIVO E dell’ICT	—	—	—	—	5					5	5	—	—	5
Consorzio DISTRETTO TECNOLOGICO CANAVESE	117	—	—	117						—	117	—	—	117
Consorzio ELIS	3	—	—	3						—	3	—	—	3
Consorzio ENERGIA FIERA DISTRICT	2	—	—	2						—	2	—	—	2
Consorzio GE.SE.CE.DI.	73	—	—	73						—	73	—	—	73
Consorzio MULTIMEDIA	—	—	—	—						—	—	—	—	—
Consorzio Nazionale Imballaggi - CONAI	1	—	—	1						—	1	—	—	1
Consorzio NETTUNO	41	—	—	41						—	41	—	—	41
Consorzio QUALITAL	—	—	—	—						—	—	—	—	—
Consorzio TECHNAPOLI	206	—	—	206						—	206	—	—	206
Consorzio TECNEDIN (in liquidation)	—	—	—	—						—	—	—	—	—
Consorzio TOPIX	100	—	—	100						—	100	—	—	100
DIOMEDEA (in liquidation)	6	—	—	6						—	6	—	—	6
EDINDUSTRIA	44	—	(6)	38						—	44	—	(6)	38
EMITTENTI TITOLI	424	—	—	424						—	424	—	—	424
EUROFLY SERVICE	978	—	(277)	701	1,334	(2,035)				(701)	—	—	—	—
FIN. - PRIV.	15,375	—	—	15,375						—	15,375	—	—	15,375
Fratelli ALINARI	2,974	—	(2,273)	701						—	2,974	—	(2,273)	701
FUNIVIE DEL PICCOLO S. BERNARDO	—	—	—	—						—	—	—	—	—
IDROENERGIA	1	—	—	1						—	1	—	—	1
IMSER 60	59	—	—	59						—	59	—	—	59
INSULA	248	—	—	248						—	248	—	—	248
IST. ENCICLOPEDIA ITALIANA G. TRECCANI	5,256	—	(1,424)	3,832						—	5,256	—	(1,424)	3,832
ISTUD	6	—	—	6						—	6	—	—	6
ITALTEL CERM PALERMO	217	—	(24)	193						—	217	—	(24)	193
ITALTEL CERM S. MARIA CAPUA VETERE	255	—	(63)	192						—	255	—	(63)	192
MCC	36,018	—	—	36,018						—	36,018	—	—	36,018
MEDIOBANCA	113,119	—	—	113,119						—	113,119	—	—	113,119
MIX	10	—	—	10						—	10	—	—	10
MONTEROSA	20	—	—	20						—	20	—	—	20
PAR. FIN. (in bankruptcy)	256	—	—	256				(256)		(256)	256	—	(256)	—
PILA	6	—	—	6						—	6	—	—	6
PIRELLI RE	15,199	—	—	15,199			(15,199)			(15,199)	—	—	—	—
S.A.G.I.T.	1	—	—	1						—	1	—	—	1
SIA	11,278	—	—	11,278						—	11,278	—	—	11,278
SODETEL	4	—	—	4						—	4	—	—	4
TELEPORTO ADRIATICO	—	—	—	—						—	—	—	—	—
UBAE	1,898	—	—	1,898						—	1,898	—	—	1,898

	224,228	—	(4,069)	220,159	1,340	(2,055)	(15,199)	(256)	—	(16,170)	208,035	—	(4,046)	203,989

Total equity investments	41,004,991	135,241	(6,281,284)	34,858,948	62,916	136,351	(1,957,501)	(89,855)	126	(1,847,963)	37,318,590	135,241	(4,442,846)	33,010,985

(1)	Consorzio BIOINGEGNERIA INFORMATICA	Consorzio C.I.MARK	Consorzio COTIM (in liquidation)	PIRELLI RE
Cost	15	3	4	15,199
Writedowns	(15)	(3)	(4)	—

	—	—	—	15,199

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

Advances on future capital contributions of subsidiaries and affiliated companies

	12/31/2003										9/30/2004
(in thousands of euro)	Cost	Upward adjust- ments	Writedowns	Carrying value	Purchases / Subscrip- tions	Reclassi- fications/	Disposals (1)	Writedowns(-) / Writebacks of value(+)	Capital Replenish- ments	Total	Cost	Upward adjust- ments	Writedowns	Carrying value
EDOTEL	720			720	1,500,480	(1,200)				1,499,280	1,500,000			1,500,000
EPIClink	14,029	—	(3,091)	10,938				(3,729)		(3,729)	14,029	—	(6,820)	7,209
IT TELECOM	110,440	—	—	110,440		(110,440)				(110,440)	—	—	—	—
LOCALPORT	—	—	—	—	61	(61)				—	—	—	—	—
LOQUENDO	3,270	—	(46)	3,224				(328)		(328)	3,270	—	(374)	2,896
NETESI	1,650	—	(1,215)	435		(435)				(435)	—	—	—	—
SKY ITALIA (ex-Stream)	7,960	—	—	7,960	35,820	(43,780)				(7,960)	—	—	—	—
TELECOM ITALIA LEARNING SERVICES	31,344	—	(28,823)	2,521				(2,521)		(2,521)	31,344	—	(31,344)	—
TELEGONO	—	—	—	—		8,840				8,840	8,840	—	—	8,840

Total advances on future capital contributions of subsidiaries and affiliated companies	169,413	—	(33,175)	136,238	1,536,361	(147,076)	—	(6,578)	—	1,382,707	1,557,483	—	(38,538)	1,518,945

(1)	LOCALPORT
Cost	61
Writedowns	(61)

	—

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

ANNEX 2

COMPARISON OF THE CARRYING VALUE OF LISTED SHARES WITH MARKET PRICES AT SEPTEMBER 30, 2004

		Market value		Carrying value		Difference
	Number of shares held	Unit price (in euro)	Total (thousands of euro)	Unit price (in euro)	Total (thousands of euro)	Unit price (in euro)	Total (thousands of euro)
		(A)		(B)		(A-B)
Long-term investments
MEDIOBANCA	14,118,350	10.77	152,055	8.01	113,119	2.76	38,936

TELECOM ITALIA MOBILE
- ordinary shares	4,695,889,519	4.37	20,521,037	5.81	27,266,831	(1.44)	(6,745,794)

TELECOM ITALIA MEDIA
- ordinary shares	1,859,629,225	0.27	500,240	0.34	634,710	(0.07)	(134,470)

Short-term financial assets
TELECOM ITALIA MOBILE
- ordinary shares	38,192,000	4.37	166,899	4.35	166,135	0.02	764

TELECOM ITALIA MEDIA
- saving shares	164,997	0.21	35	0.21	35	—	—

PORTAL SOFTWARE INC.	4,000	2.20	9	2.20	9	—	—

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

ANNEX 3

ACCOUNTS RECEIVABLE AND ACCRUED INCOME BY MATURITY AND TYPE

( in thousands of euro )

	9/30/2004				12/31/2003
	Amounts due				Amounts due
	Within one year	From two to five years	Beyond five years	Total	Within one year	From two to five years	Beyond five years	Total
Accounts receivable in long-term investments
. subsidiaries		71,380		71,380	2,891	64,207		67,098
. affiliated companies	6,536	2,252	34,217	43,005	95	17,363	37,031	54,489
. others
.. customers				0	269	67		336
.. employees	5,757	30,271	12,227	48,255	14,981	23,255	9,249	47,485
.. security deposits	3,543	3	371	3,917	262	3,110	12,566	15,938
.. time deposit on behalf of Getronics	0	0	0	0	32,067			32,067
.. miscellaneous	8,893	42,641		51,534	21,035	40,568		61,603

	24,729	146,547	46,815	218,091	71,600	148,570	58,846	279,016

Accounts receivable in current assets

Other financial receivables from
. subsidiaries	1,126,670			1,126,670	823,919			823,919
. affiliated companies	2,357			2,357	13,718			13,718
. others	246,352			246,352	366,594			366,594

	1,375,379			1,375,379	1,204,231			1,204,231

Trade accounts receivable from
. customers	3,422,565			3,422,565	3,703,450			3,703,450
. subsidiaries	551,595			551,595	679,507			679,507
. affiliated companies	84,883			84,883	70,955			70,955
. others	129,524			129,524	87,984			87,984

	4,188,567			4,188,567	4,541,896			4,541,896

Other receivables from
. subsidiaries	243,620			243,620	1,571,863			1,571,863
. affiliated companies	16,166			16,166	12,101			12,101
. taxes receivable	44,826			44,826	1,362,329			1,362,329
. deferred tax assets	789,956	2,055,138		2,845,094	1,174,778	2,055,138		3,229,916
. miscellaneous:
.. Government and other public entities for grants and subsidies	25,889			25,889	30,748			30,748
.. miscellaneous	221,399			221,399	353,076			353,076

	1,341,856	2,055,138		3,396,994	4,504,895	2,055,138		6,560,033

Total accounts receivable in current assets	6,905,802	2,055,138		8,960,940	10,251,022	2,055,138		12,306,160

Accrued income
. financial	43,008			43,008	20,423			20,423
. trading					275			275
. miscellaneous	1,030			1,030

	44,038	0	0	44,038	20,698	0	0	20,698

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

ANNEX 4

LIABILITIES AND ACCRUED EXPENSES BY MATURITY AND TYPE

( in thousands of euro )

	9/30/2004				12/31/2003
	Amounts due				Amounts due
	Within one year	From two to five years	Beyond five years	Total	Within one year	From two to five years	Beyond five years	Total
Medium and long-term financial debt
. Debentures		2,360,000	10,300,489	12,660,489	1,500,000	1,250,000	7,014,983	9,764,983
. Convertible debentures			2,827,904	2,827,904	1,330,564		2,829,006	4,159,570
. Due to banks	219,429	297,681	936	518,046	393,819	286,508	279	680,606
. Due to other lenders	81,980	162,418	211,032	455,430	77,552	213,131	249,407	540,090
. Accounts payable to subsidiaries		8,536,747	4,443,110	12,979,857	2,434,000	8,431,867	639,267	11,505,134
. Taxes payable	70			70	23,430			23,430

	301,479	11,356,846	17,783,471	29,441,796	5,759,365	10,181,506	10,732,942	26,673,813

Short-term borrowings
. Due to banks	369,334			369,334	510,488			510,488
. Due to other lenders	209,878			209,878	241,795			241,795
. Accounts payable to subsidiaries	3,894,800			3,894,800	7,798,130			7,798,130
. Accounts payable to affiliated companies	419			419	1,027			1,027
. Other payables	6,035			6,035	62,245			62,245

	4,480,466			4,480,466	8,613,685			8,613,685

Trade accounts payable
. Accounts payable to suppliers	1,390,028			1,390,028	1,929,794			1,929,794
. Accounts payable to subsidiaries	1,085,364			1,085,364	1,148,987			1,148,987
. Accounts payable to affiliated companies	95,269			95,269	59,405			59,405

	2,570,661			2,570,661	3,138,186			3,138,186

Other payables (1)
. Accounts payable to subsidiaries	42,763			42,763	91,269			91,269
. Accounts payable to affiliated companies				0	24,339			24,339
. Taxes payable	624,026			624,026	355,650			355,650
. Contributions to pension and social security institutions	108,046	295,942	170,602	574,590	160,225	295,942	170,602	626,769
. Other liabilities	1,356,502	441		1,356,943	1,848,597	441		1,849,038

	2,131,337	296,383	170,602	2,598,322	2,480,080	296,383	170,602	2,947,065

Total liabilities (1)	9,483,943	11,653,229	17,954,073	39,091,245	19,991,316	10,477,889	10,903,544	41,372,749

Accrued expenses
. financial	763,336	81,020		844,356	1,763,589	64,644		1,828,233
. trading	8,082			8,082	89			89
. miscellaneous	19			19

	771,437	81,020	0	852,457	1,763,678	64,644	0	1,828,322

(1)	Not including the caption “Advances”.

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

ANNEX 5

ACCOUNTS RECEIVABLES AND LIABILITIES AT SEPTEMBER 30, 2004 - GEOGRAPHICAL AREA (CUSTOMER/SUPPLIER LOCATION)

( in thousands of euro )

	Italy	Other EU countries	Rest of Europe	North America	Central and South America	Other areas	TOTAL
Accounts receivable in long-term investments
. subsidiaries	—	71,380	—	—	—	—	71,380
. affiliated companies	40,753	2,252	—	—	—	—	43,005
. others	103,706	—	—	—	—	—	103,706

Total	144,459	73,632	—	—	—	—	218,091

Accounts receivable in current assets (*)
. customers	3,333,996	79,524	399	2,558	5,174	914	3,422,565
. subsidiaries	1,909,838	10,578	15	—	202	1,252	1,921,885
. affiliated companies	103,083	—	243	—	80	—	103,406
. taxes receivable	44,419	—	—	—	407	—	44,826
. others	620,407	35	—	—	2,722	—	623,164

	6,011,743	90,137	657	2,558	8,585	2,166	6,115,846

LIABILITIES
. Debentures	8,760,489	3,900,000	—	—	—	—	12,660,489
. Convertible debentures	2,827,904	—	—	—	—	—	2,827,904
. Due to banks	721,967	165,413	—	—	—	—	887,380
. Due to other lenders	665,308	—	—	—	—	—	665,308
. Advances	28,603	—	—	—	—	—	28,603
. Accounts payable to suppliers	1,343,997	42,065	—	2,012	1,475	479	1,390,028
. Accounts payable to subsidiaries	1,799,460	16,203,324	—	—	—	—	18,002,784
. Accounts payable to affiliated companies	95,688	—	—	—	—	—	95,688
. Taxes payable	624,074	—	—	—	22	—	624,096
. Contributions to pension and social security security institutions	574,584	—	—	—	6	—	574,590
. Other liabilities	1,362,978	—	—	—	—	—	1,362,978

Total	18,805,052	20,310,802	0	2,012	1,503	479	39,119,848

REVENUES 9 MONTHS TO SEPTEMBER 30, 2004 - GEOGRAPHICAL AREA (CUSTOMER LOCATION)

SALES AND SERVICE REVENUES	11,729,124	59,084	435	2,268	2,088	170	11,793,169

(*)	Not including the caption “Deferred tax assets”.

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

ANNEX 6

STATEMENTS OF CASH FLOWS

	(in thousands of euro)		9 months to 9/30/2004	9 months to 9/30/2003
A.	NET FINANCIAL INDEBTEDNESS, AT BEGINNING OF PERIOD		(35,326,677)	(30,622,646)
	Net financial indebtedness, at beginning of period of merged company TILAB		—	(169,196)

B.	ADJUSTED NET FINANCIAL INDEBTEDNESS, AT BEGINNING OF PERIOD		(35,326,677)	(30,791,842)

	Operating income		3,256,088	3,169,275
	Depreciation of fixed assets and amortization of intangible assets		2,003,278	2,108,942
	Investments in fixed assets and intangible assets (1)		(1,493,713)	(1,891,206)
	Proceeds from disposal of intangible assets and fixed assets		5,371	314,784
	Change in operating working capital and other changes		11,418	(4,759)

C.	FREE CASH FLOWs FROM OPERATIONS		3,782,442	3,668,816

	Investments in long-term investments (1)		(1,616,407)	(6,491,593)
	Proceeds from sale/redemption value of other intangible assets, fixed assets and long-term investments		2,042,811	3,016,155
	Change in non-operating working capital and other changes (2)		602,819	(3,842,192)

D.			1,029,223	(7,317,630)

E.	NET CASH FLOWS BEFORE DISTRIBUTION OF INCOME/RESERVES AND CONTRIBUTIONS BY SHAREHOLDERS	(C+D)	4,811,665	(3,648,814)

F.	DISTRIBUTION OF INCOME/RESERVES		(1,740,058)	(793,524)

G.	CONTRIBUTIONS BY SHAREHOLDERS/WITHDRAWALS		14,410	1,579

H.	CHANGE IN NET FINANCIAL INDEBTEDNESS	(E+F+G)	3,086,017	(4,440,759)

I.	NET FINANCIAL INDEBTEDNESS, AT END OF PERIOD	(A+H)	(32,240,660)	(35,232,601)

The change in net financial indebtedness is the result of the following:

(in thousands of euro)
Increase (decrease) in medium/long-term debt	8,263,303	(1,672,544)
Increase (decrease) in short-term borrowings	(11,349,320)	6,282,499

Total	(3,086,017)	4,609,955

(1)	Total cash used for investments can be analyzed as follows

(in thousands of euro)
Industrial investments:	1,493,713	1,891,206
- intangible assets	688,179	435,704
- fixed assets	805,534	1,455,502
Investment in long-term investments	1,616,407	6,491,593

CASH USED FOR INVESTMENTS	3,110,120	8,382,799

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

(2)	The caption can be analyzed as follows:

(in thousands of euro)
Net financial income (expense)	(1,293,356)	(1,959,579)
Receipt of dividends	1,322,519	438,000
Utilization of risk reserve for early exercise of JP Morgan put option		(1,941,843)
Payment of income taxes (3)	940,000	(90,000)
Extraordinary items and other	(366,344)	(288,770)

CHANGE IN NON-OPERATING WORKING CAPITAL AND OTHER CHANGES	602,819	(3,842,192)

(3)	This is a positive figure at September 30, 2004 as a result of the collection of a tax credit sold to TIM (euro 1,103,000 thousand).